Exhibit 99.1
Forest City Enterprises, Inc.
Supplemental Package
Three Months Ended April 30, 2011 and 2010

Forest City Enterprises, Inc. and Subsidiaries
Three Months Ended April 30, 2011 and 2010
Supplemental Package
NYSE: FCEA, FCEB
Index

Corporate Overview	2-3

Selected Financial Information
Forest City Enterprises, Inc.
Consolidated Balance Sheet Information	4-7
Consolidated Earnings Information	8-9

Supplemental Operating Information
Occupancy Data	10
Comparable Net Operating Income (NOI)	11
Comparable NOI Detail	12
NOI By Product Type	13
NOI By Core Market	14
Reconciliation of NOI to Net Earnings (Loss)	15
Results of Operations Discussion	16-17
EBDT Bridge	18
Reconciliation of Net Earnings (Loss) to EBDT	19-20
Schedules of Lease Expirations	21-22
Schedules of Significant Tenants	23-24
Development Pipeline	25-31

Supplemental Financial Information
Projects under Construction and Development Debt and Non-Recourse Debt	32
Scheduled Maturities Table	33-34
Investments in Unconsolidated Entities	35-36
Summary of EBDT	37-42

This Supplemental Package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended January 31, 2011 and other factors that might cause differences, some of which could be material, include, but are not limited to, the impact of current lending and capital market conditions on our liquidity, ability to finance or refinance projects and repay our debt, the impact of the current economic environment on the ownership, development and management of our real estate portfolio, general real estate investment and development risks, vacancies in our properties, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, volatility in the market price of our publicly traded securities, inflation risks, litigation risks, as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information
Corporate Overview
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units and five reportable segments. The Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects. The Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. Additionally, the Residential Group develops for-sale condominium projects and also owns interests in entities that develop and manage military family housing. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. Real Estate Groups are the combined Commercial, Residential and Land Development Groups. Corporate Activities and the Nets, a member of the National Basketball Association (“NBA”) in which we account for our investment on the equity method of accounting, are other reportable segments of the Company.
We have approximately $11.5 billion of assets in 27 states and the District of Columbia at April 30, 2011. Our core markets include Boston, the state of California, Chicago, Denver, New York City/Philadelphia metropolitan area and the Greater Washington, D.C./Baltimore metropolitan area. Our core markets account for approximately 76 percent of the cost of our real estate portfolio at April 30, 2011. We have offices in Albuquerque, Boston, Chicago, Dallas, Denver, London (England), Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.
SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION
We recommend that this supplemental package be read in conjunction with our Form 10-Q for the three months ended April 30, 2011. This supplemental package contains certain measures prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. Along with net earnings, we use an additional measure, Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), to report operating results. EBDT is a non-GAAP measure and may not be directly comparable to similarly-titled measures reported by other companies. The non-GAAP financial measures presented under the pro-rata consolidation method, comparable net operating income (“NOI”) and EBDT, provide supplemental information about our operations. Although these measures are not presented in accordance with GAAP, we believe they are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.
Consolidation Methods
We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout our supplemental package. Please refer to our property listing for the detail of our consolidated and non-consolidated properties in our supplemental package for the year ended January 31, 2011 on pages 63-74.
EBDT
We believe that EBDT, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors can affect net earnings in the short-term, we believe EBDT presents a more consistent view of the overall financial performance of our business from period-to-period. EBDT is used by the chief operating decision maker and management to assess performance and resource allocations by strategic business unit and on a consolidated basis. EBDT is similar to Funds From Operations, a measure of performance used by publicly traded Real Estate Investment Trusts, but may not be directly comparable to similarly titled measures reported by other companies. For additional discussion of EBDT as well as a reconciliation of net earnings (loss) to EBDT see pages 17-20.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information
Supplemental Operating Information
The operating information contained in this document includes: occupancy data, comparable NOI, NOI by product type and core market, reconciliation of NOI to net earnings (loss), results of operations discussion, EBDT bridge, reconciliation of net earnings (loss) to EBDT, retail and office lease expirations, significant retail and office tenants, and our development pipeline. We believe this information will give interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including properties that were open and operated in both the three months ended April 30, 2011 and 2010.
We believe occupancy rates, retail and office lease expirations, base rent, and significant retail and office tenant listings represent meaningful operating statistics about us.
Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and, along with EBDT (as discussed on pages 16-17), is used to assess operating performance and resource allocation of our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of our overall performance from quarter-to-quarter and year-to-year. A reconciliation of NOI to net earnings (loss), the most comparable financial measure calculated in accordance with GAAP and a reconciliation of NOI to net earnings (loss) for each strategic business unit are provided on page 15 and 37-42 of this document. A reconciliation from NOI to comparable NOI can be found on page 12.
Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended January 31, 2011 can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Thomas T. Kmiecik
Assistant Treasurer
tomkmiecik@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Robert G. O’Brien
Executive Vice President and Chief Financial Officer
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
Stock Exchange Listing
NYSE: FCEA and FCEB
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

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Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information
As discussed earlier, we present certain financial amounts under the pro-rata consolidation method (a non-GAAP measure). This information is useful to our investors because we believe that it more accurately reflects the manner in which we operate our business. This is because, in line with industry practice, we have a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. The tables below present amounts for both full consolidation, a GAAP measure, and pro-rata consolidation, providing a reconciliation of the difference between the two methods. Under the pro-rata consolidation method, we present our partnership investments proportionate to our share of ownership for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary for our investments in a VIE. Partnership assets and liabilities are reported on the equity or cost method of accounting if we do not have control, or, in the case of investments in VIEs, we are not deemed the primary beneficiary.
Consolidated Balance Sheet Information – April 30, 2011 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)
	(in thousands)

Assets
Real Estate
Completed rental properties
Residential	$1,869,100	$83,844	$790,922	$2,576,178
Commercial
Retail centers	2,440,807	98,914	1,171,069	3,512,962
Office and other buildings	3,244,743	219,581	378,811	3,403,973
Corporate and other equipment	9,867	-	1	9,868

Total completed rental properties	7,564,517	402,339	2,340,803	9,502,981

Projects under construction
Residential	606,120	164,028	3,653	445,745
Commercial
Retail centers	745,750	749	9,966	754,967
Office and other buildings	356,233	237,603	3,089	121,719

Total projects under construction	1,708,103	402,380	16,708	1,322,431
Projects under development
Residential	718,573	234,588	6,063	490,048
Commercial
Retail centers	34,067	100	10,891	44,858
Office and other buildings	226,269	14,422	6,804	218,651

Total projects under development	978,909	249,110	23,758	753,557

Total projects under construction and development	2,687,012	651,490	40,466	2,075,988
Land held for development or sale	257,591	21,298	97,894	334,187

Total Real Estate	10,509,120	1,075,127	2,479,163	11,913,156
Less accumulated depreciation	(1,470,762)	(57,258)	(498,359)	(1,911,863)

Real Estate, net	9,038,358	1,017,869	1,980,804	10,001,293

Cash and equivalents	204,641	14,628	51,675	241,688
Restricted cash and escrowed funds	624,575	201,418	83,361	506,518
Notes and accounts receivable, net	405,833	19,552	168,029	554,310
Investments in and advances to affiliates	478,215	(277,388)	(469,263)	286,340
Lease and mortgage procurement costs, net	335,640	28,762	40,453	347,331
Prepaid expenses and other deferred costs, net	252,465	44,590	20,783	228,658
Intangible assets, net	115,023	5	10,584	125,602

Total Assets	$11,454,750	$1,049,436	$1,886,426	$12,291,740

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information
Consolidated Balance Sheet Information – April 30, 2011 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)
	(in thousands)

Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,269,026	$71,900	$682,519	$1,879,645
Commercial
Retail centers	1,761,005	101,799	915,923	2,575,129
Office and other buildings	2,356,443	206,981	294,171	2,443,633

Total completed rental properties	5,386,474	380,680	1,892,613	6,898,407

Projects under construction
Residential	543,500	150,723	-	392,777
Commercial
Retail centers	390,474	-	-	390,474
Office and other buildings	84,437	61,777	-	22,660

Total projects under construction	1,018,411	212,500	-	805,911
Projects under development
Residential	135,001	52,782	-	82,219
Commercial
Retail centers	-	-	-	-
Office and other buildings	41,900	4,190	2,887	40,597

Total projects under development	176,901	56,972	2,887	122,816

Total projects under construction and development	1,195,312	269,472	2,887	928,727
Land held for development or sale	56,722	5,221	30,943	82,444

Total Mortgage debt and notes payable, nonrecourse	6,638,508	655,373	1,926,443	7,909,578
Bank revolving credit facility	81,427	-	-	81,427
Senior and subordinated debt	774,240	-	-	774,240

Construction payables	180,497	52,974	2,953	130,476
Operating accounts payable and accrued expenses	630,560	30,121	152,013	752,452
Accrued derivative liability	141,391	33	11,954	153,312
Deferred profit on New York retail joint venture transaction	115,388	-	-	115,388

Total Accounts payable and accrued expenses	1,067,836	83,128	166,920	1,151,628
Cash distributions and losses in excess of investments in unconsolidated investments	273,006	(49,653)	(206,937)	115,722
Deferred income taxes	494,953	-	-	494,953

Total Liabilities	9,329,970	688,848	1,886,426	10,527,548

Redeemable Noncontrolling Interest	226,782	226,782	-	-

Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,672,875	-	-	1,672,875
Accumulated other comprehensive loss	(94,704)	-	-	(94,704)

Total Shareholders’ Equity	1,578,171	-	-	1,578,171

Noncontrolling interest	319,827	133,806	-	186,021

Total Equity	1,897,998	133,806	-	1,764,192

Total Liabilities and Equity	$11,454,750	$1,049,436	$1,886,426	$12,291,740

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information
Consolidated Balance Sheet Information – January 31, 2011 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)
		(in thousands)

Assets
Real Estate
Completed rental properties
Residential	$1,664,490	$26,028	$826,356	$2,464,818
Commercial
Retail centers	3,226,717	113,193	718,593	3,832,117
Office and other buildings	3,314,371	253,604	378,863	3,439,630
Corporate and other equipment	9,847	-	1	9,848

Total completed rental properties	8,215,425	392,825	1,923,813	9,746,413

Projects under construction
Residential	771,245	213,988	3,642	560,899
Commercial
Retail centers	703,397	532	50,220	753,085
Office and other buildings	297,069	199,241	1,981	99,809

Total projects under construction	1,771,711	413,761	55,843	1,413,793
Projects under development
Residential	687,125	222,514	6,063	470,674
Commercial
Retail centers	17,837	99	10,890	28,628
Office and other buildings	229,562	58,830	6,807	177,539

Total projects under development	934,524	281,443	23,760	676,841

Total projects under construction and development	2,706,235	695,204	79,603	2,090,634
Land held for development or sale	244,879	18,683	115,607	341,803

Total Real Estate	11,166,539	1,106,712	2,119,023	12,178,850
Less accumulated depreciation	(1,614,399)	(63,987)	(424,331)	(1,974,743)

Real Estate, net	9,552,140	1,042,725	1,694,692	10,204,107

Cash and equivalents	193,372	13,979	48,583	227,976
Restricted cash and escrowed funds	720,180	240,709	78,890	558,361
Notes and accounts receivable, net	403,101	20,329	86,729	469,501
Investments in and advances to affiliates	431,509	(278,671)	(323,995)	386,185
Lease and mortgage procurement costs, net	356,804	30,171	33,025	359,658
Prepaid expenses and other deferred costs, net	266,689	44,536	10,443	232,596
Intangible assets, net	135,906	5	1,289	137,190

Total Assets	$12,059,701	$1,113,783	$1,629,656	$12,575,574

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information
Consolidated Balance Sheet Information – January 31, 2011 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)

	(in thousands)

Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,110,095	$18,998	$709,846	$1,800,943
Commercial
Retail centers	2,322,539	120,042	655,162	2,857,659
Office and other buildings	2,346,189	219,327	295,641	2,422,503

Total completed rental properties	5,778,823	358,367	1,660,649	7,081,105

Projects under construction
Residential	717,700	203,681	-	514,019
Commercial
Retail centers	379,363	-	-	379,363
Office and other buildings	82,157	60,108	-	22,049

Total projects under construction	1,179,220	263,789	-	915,431
Projects under development
Residential	155,890	61,760	-	94,130
Commercial
Retail centers	-	-	-	-
Office and other buildings	42,200	16,880	2,887	28,207

Total projects under development	198,090	78,640	2,887	122,337

Total projects under construction and development	1,377,310	342,429	2,887	1,037,768
Land held for development or sale	51,085	3,500	49,831	97,416

Total Mortgage debt and notes payable, nonrecourse	7,207,218	704,296	1,713,367	8,216,289
Bank revolving credit facility	137,152	-	-	137,152
Senior and subordinated debt	773,683	-	-	773,683

Construction payables	179,601	44,490	4,670	139,781
Operating accounts payable and accrued expenses	737,854	28,443	105,075	814,486
Accrued derivative liability	156,587	3,327	15,163	168,423

Total Accounts payable and accrued expenses	1,074,042	76,260	124,908	1,122,690
Cash distributions and losses in excess of investments in unconsolidated investments	290,492	(38,493)	(208,619)	120,366

Deferred income taxes	489,974	-	-	489,974

Total Liabilities	9,972,561	742,063	1,629,656	10,860,154

Redeemable Noncontrolling Interest	226,829	226,829	-	-

Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,623,828	-	-	1,623,828
Accumulated other comprehensive loss	(94,429)	-	-	(94,429)

Total Shareholders’ Equity	1,529,399	-	-	1,529,399

Noncontrolling interest	330,912	144,891	-	186,021

Total Equity	1,860,311	144,891	-	1,715,420

Total Liabilities and Equity	$12,059,701	$1,113,783	$1,629,656	$12,575,574

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information
Consolidated Earnings Information – Three Months Ended April 30, 2011 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

	(in thousands)

Revenues from real estate operations	$316,881	$17,240	$82,714	$1,293	$383,648

Expenses
Operating expenses	165,688	8,967	37,684	1,247	195,652
Depreciation and amortization	58,391	2,550	13,690	-	69,531
Impairment of real estate	4,835	-	-	-	4,835

	228,914	11,517	51,374	1,247	270,018

Interest expense	(67,994)	(4,455)	(23,107)	(46)	(86,692)
Amortization of mortgage procurement costs	(3,449)	(435)	(618)	-	(3,632)
Loss on early extinguishment of debt	(296)	(4)	-	-	(292)

Interest and other income	15,507	(140)	117	-	15,764
Net gain on disposition of rental properties and partial interests in rental properties	9,561	-	12,567	10,038	32,166

Earnings before income taxes	41,296	689	20,299	10,038	70,944

Income tax expense
Current	17,060	-	-	1,151	18,211
Deferred	1,252	-	-	3,561	4,813

	18,312	-	-	4,712	23,024

Equity in earnings (loss) of unconsolidated entities, including impairment	19,994	48	(20,299)	-	(353)

Earnings from continuing operations	42,978	737	-	5,326	47,567

Discontinued operations, net of tax:
Gain on disposition of rental properties	5,719	393	-	(5,326)	-

	5,719	393	-	(5,326)	-

Net earnings	48,697	1,130	-	-	47,567

Noncontrolling Interests

Earnings from continuing operations attributable to noncontrolling interests	(737)	(737)	-	-	-
Earnings from discontinued operations attributable to noncontrolling interests	(393)	(393)	-	-	-

	(1,130)	(1,130)	-	-	-

Net earnings attributable to Forest City Enterprises, Inc.	$47,567	$-	$-	$-	$47,567

Preferred dividends	(3,850)	-	-	-	(3,850)

Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$43,717	$-	$-	$-	$43,717

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information
Consolidated Earnings Information – Three Months Ended April 30, 2010 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

	(in thousands)

Revenues from real estate operations	$271,460	$13,092	$73,473	$10,184	$342,025

Expenses
Operating expenses	155,291	6,363	53,636	5,647	208,211
Depreciation and amortization	60,071	1,785	12,246	1,868	72,400
Impairment of real estate	-	-	12,899	-	12,899

	215,362	8,148	78,781	7,515	293,510

Interest expense	(81,118)	(5,133)	(19,956)	(1,850)	(97,791)
Amortization of mortgage procurement costs	(2,612)	(89)	(553)	(55)	(3,131)
Gain on early extinguishment of debt	6,297	-	-	-	6,297

Interest and other income	6,814	899	14,816	3	20,734
Net gain on disposition of rental properties and partial interests in rental properties	866	-	48	-	914

Earnings (loss) before income taxes	(13,655)	621	(10,953)	767	(24,462)

Income tax expense (benefit)
Current	6,619	-	-	130	6,749
Deferred	(15,542)	-	-	166	(15,376)

	(8,923)	-	-	296	(8,627)

Equity in earnings (loss) of unconsolidated entities, including impairment	(17,124)	(6,444)	10,953	-	273

Earnings (loss) from continuing operations	(21,856)	(5,823)	-	471	(15,562)

Discontinued operations, net of tax:
Operating earnings from rental properties	492	21	-	(471)	-

Net loss	(21,364)	(5,802)	-	-	(15,562)

Noncontrolling Interests
Loss from continuing operations attributable to noncontrolling interests	5,823	5,823	-	-	-
Earnings from discontinued operations attributable to noncontrolling interests	(21)	(21)	-	-	-

	5,802	5,802	-	-	-

Net loss attributable to Forest City Enterprises, Inc.	$(15,562)	$-	$-	$-	$(15,562)

Preferred dividends	-	-	-	-	-

Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(15,562)	$-	$-	$-	$(15,562)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Occupancy Data - April 30, 2011 and 2010
Retail and office occupancy as of April 30, 2011 and 2010 is based on square feet leased at the end of the fiscal quarter. Average Occupancy Year-to-Date as of April 30, 2011 and 2010 for retail and office is calculated by dividing the sum of leased square feet at the beginning and end of the period by two. Residential occupancy as of April 30, 2011 and 2010 represents total units occupied divided by total units available. Average Occupancy as of April 30, 2011 and 2010 for residential is calculated by dividing gross potential rent less vacancy by gross potential rent. Average Daily Rate (“ADR”) is calculated by dividing revenue by the number of rooms sold for the three months ended April 30, 2011 and 2010.
We analyze our occupancy percentages by each of our major product lines as follows:

		Average		Average
	Occupancy	Occupancy	Occupancy	Occupancy
	As of	Year-to-Date	As of	Year-to-Date
	April 30, 2011	April 30, 2011	April 30, 2010	April 30, 2010

Retail
Comparable	91.2%	91.2%	89.7%	89.9%
Total	91.1%	91.1%	88.4%	88.6%
Office
Comparable	90.7%	90.0%	90.6%	90.7%
Total	89.6%	88.7%	89.7%	89.7%
Residential (1)
Comparable	94.3%	95.4%	92.7%	93.4%
Total	93.4%	92.4%	91.1%	90.8%
Hotels
Comparable and Total		56.9%		61.0%
Comparable and Total ADR		$145.29		$135.43
The table below provides occupancy as reported in previous quarters. These amounts may differ from above because the properties that qualify as comparable change from period to period.

Occupancy Recap of Quarterly Supplemental Packages
	Occupancy As of					Average Occupancy Year-to-Date
	April 30,	January 31,	October 31,	July 31,	April 30,	April 30,	January 31,	October 31,	July 31,	April 30,
	2011	2011	2010	2010	2010	2011	2011	2010	2010	2010

Retail
Comparable	91.2%	91.2%	90.6%	90.9%	89.7%	91.2%	90.7%	90.4%	90.5%	90.0%
Total	91.1%	91.2%	90.4%	90.7%	88.4%	91.1%	90.0%	89.6%	89.7%	88.6%
Office
Comparable	90.7%	88.4%	90.5%	90.0%	89.8%	90.0%	89.2%	90.3%	90.0%	89.9%
Total	89.6%	87.8%	90.3%	89.9%	89.7%	88.7%	88.7%	90.0%	89.8%	89.7%
Residential (1)
Comparable	94.3%	94.3%	94.4%	93.8%	93.0%	95.4%	94.7%	94.6%	94.1%	93.7%
Total	93.4%	93.4%	93.1%	92.7%	91.1%	92.4%	90.8%	90.6%	93.0%	90.8%
Hotels
Comparable and Total						56.9%	69.0%	69.9%	66.3%	61.0%
Comparable and Total ADR						$145.29	$140.03	$138.92	$139.24	$135.43
     (1)     Excludes military housing units.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
We use NOI, along with EBDT as discussed on page 2, to assess operating performance. Comparable NOI is defined as NOI from properties opened and operated in the three months ended April 30, 2011 and 2010. The schedules below present Pro-Rata Comparable NOI for the three months ended April 30, 2011. The following schedule on page 12 presents comparable NOI for each of our major product lines, as well as strategic business units under which these product lines operate. A reconciliation of NOI to the most comparable GAAP measure, net earnings (loss), is presented on page 15. A reconciliation of NOI to net earnings (loss) for each strategic business unit can be found on pages 37-42.
Comparable Net Operating Income (NOI) (% change over same period prior year)

Three Months Ended
April 30, 2011

Retail	2.6%

Office	(2.5%)

Residential	1.8%

Hotel	(54.2%)

Total	0.0%
The tables below provide the percentage change of Comparable Net Operating Income (NOI) as reported in previous quarters. GAAP reconciliations for previous quarters can be found in prior supplemental packages.

Quarterly Historical Trends						Annual Historical Trends
	Three Months Ended						Year Ended
	April 30, 2011	January 31, 2011	October 31, 2010	July 31, 2010	April 30, 2010		January 31, 2011	January 31, 2010	January 31, 2009

Retail	2.6%	3.4%	4.1%	3.2%	(1.5%)	Retail	2.2%	(3.9%)	0.3%

Office	(2.5%)	0.2%	2.2%	1.6%	0.8%	Office	2.1%	5.4%	1.2%

Residential	1.8%	(0.8%)	4.8%	3.8%	2.8%	Residential	2.7%	(2.8%)	0.2%

Hotel	(54.2%)	(13.4%)	(20.3%)	7.9%	52.6%	Hotel	(3.9%)	(9.9%)	(4.9%)

Total	0.0%	1.1%	2.7%	2.9%	0.6%	Total	2.1%	(0.8%)	0.4%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (dollars in thousands)
	Three Months Ended April 30, 2011					Three Months Ended April 30, 2010					% Change
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	(Non-GAAP)

Commercial Group
Retail
Comparable	$56,271	$2,838	$6,709	$-	$60,142	$56,102	$2,848	$5,369	$-	$58,623	0.3%	2.6%

Total	58,986	2,893	8,372	-	64,465	61,609	2,924	5,583	2,935	67,203
Office Buildings
Comparable	55,465	2,086	4,816	-	58,195	58,195	2,601	4,074	-	59,668	(4.7%)	(2.5%)

Total	63,224	5,148	3,182	-	61,258	63,090	3,859	4,074	-	63,305
Hotels
Comparable	104	-	360	-	464	644	-	368	-	1,012	(83.9%)	(54.2%)

Total	104	-	360	46	510	644	-	368	793	1,805
Earnings from Commercial
Land Sales (2)	42,585	(782)	-	-	43,367	289	14	-	-	275
Other (1)	1,064	(54)	1,938	-	3,056	(5,508)	358	1,233	-	(4,633)

Total Commercial Group
Comparable	111,840	4,924	11,885	-	118,801	114,941	5,449	9,811	-	119,303	(2.7%)	(0.4%)

Total	165,963	7,205	13,852	46	172,656	120,124	7,155	11,258	3,728	127,955
Residential Group
Apartments
Comparable	25,802	528	6,842	-	32,116	25,234	418	6,745	-	31,561	2.3%	1.8%

Total	29,092	1,074	8,276	-	36,294	26,411	462	7,448	649	34,046
Military Housing
Comparable	-	-	-	-	-	-	-	-	-	-

Total	5,590	-	378	-	5,968	6,477	-	370	-	6,847
Land Sales	158	16	-	-	142	-	-	-	-	-
Other (1)	(1,576)	(390)	452	-	(734)	(3,879)	(228)	-	-	(3,651)

Total Residential Group
Comparable	25,802	528	6,842	-	32,116	25,234	418	6,745	-	31,561	2.3%	1.8%

Total	33,264	700	9,106	-	41,670	29,009	234	7,818	649	37,242
Total Rental Properties
Comparable	137,642	5,452	18,727	-	150,917	140,175	5,867	16,556	-	150,864	(1.8%)	0.0%

Total	199,227	7,905	22,958	46	214,326	149,133	7,389	19,076	4,377	165,197
Land Development Group	2,102	276	149	-	1,975	(653)	18	(266)	-	(937)
The Nets	(304)	-	-	-	(304)	(10,430)	(6,223)	1,146	-	(3,061)
Corporate Activities	(14,931)	-	-	-	(14,931)	(11,346)	-	-	-	(11,346)

Grand Total	$186,094	$8,181	$23,107	$46	$201,066	$126,704	$1,184	$19,956	$4,377	$149,853

(1)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of historic and new market tax credit income.
(2)	Includes $42,622 of NOI generated from the Casino land sale at full and pro-rata consolidation.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Net Operating Income by Product Type
Pro-Rata Consolidation (dollars in thousands)

Three Months Ended April 30, 2011

Hotels
$510
0.3%
Land
$2,862
1.7%
Military Housing
$5,968
3.5%
Apartments
$36,294
21.2%
Retail
$64,465
37.6%
Office
$61,258
35.7%

NOI by Product Type:	**$ 171,357**
Casino Land Sale	42,622
The Nets	(304)
Corporate Activities	(14,931)
Other [(1)]	2,322
Grand Total NOI	**$ 201,066**

Three Months Ended April 30, 2010

Hotels
$1,805
1.0%
Land
($662)
(0.4%)
Military Housing
$6,847
4.0%
Apartments
$34,046
19.7%
Retail
$67,203
39.0%
Office
$63,305
36.7%

NOI by Product Type:	**$ 172,544**
Casino Land Sale	-
The Nets	(3,061)
Corporate Activities	(11,346)
Other [(1)]	(8,284)
Grand Total NOI	**$ 149,853**

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Net Operating Income by Core Market
Pro-Rata Consolidation (dollars in thousands)

Three Months Ended April 30, 2011

Boston
$9,992
5.8%
California
$26,405
15.4%
Chicago
$5,386
3.1%
Denver
$9,760
5.7%
Washington, D.C.
$17,914
10.5%
Philadelphia
$5,756
3.3%
New York
$57,816
33.8%
Non-Core
Markets
$38,328
22.4%

NOI by Market:	**$ 171,357**
Casino Land Sale	42,622
The Nets	(304)
Corporate Activities	(14,931)
Other [(1)]	2,322
Grand Total NOI	**$ 201,066**

Three Months Ended April 30, 2010

Boston
$12,021
7.0%
California
$30,417
17.6%
Chicago
$5,325
3.1%
Denver
$5,755
3.3%
Washington, D.C.
$15,843
9.2%
Philadelphia
$6,293
3.7%
New York
$57,870
33.5%
Non-Core
Markets
$39,020
22.6%

NOI by Market:	**$ 172,544**
Casino Land Sale	-
The Nets	(3,061)
Corporate Activities	(11,346)
Other [(1)]	(8,284)
Grand Total NOI	**$ 149,853**

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss) (GAAP) (in thousands)

	Three Months Ended April 30, 2011					Three Months Ended April 30, 2010
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$316,881	$17,240	$82,714	$1,293	$383,648	$271,460	$13,092	$73,473	$10,184	$342,025
Exclude straight-line rent adjustment (1)	(3,435)	-	-	-	(3,435)	(4,117)	-	-	(163)	(4,280)

Adjusted revenues	313,446	17,240	82,714	1,293	380,213	267,343	13,092	73,473	10,021	337,745
Add interest and other income	15,507	(140)	117	-	15,764	6,814	899	14,816	3	20,734
Add equity in earnings (loss) of unconsolidated entities, including impairment	19,994	48	(20,299)	-	(353)	(17,124)	(6,444)	10,953	-	273
Exclude gain on disposition of unconsolidated entities	(12,567)	-	12,567	-	-	(48)	-	48	-	-
Exclude impairment of unconsolidated real estate	-	-	-	-	-	12,899	-	(12,899)	-	-
Exclude depreciation and amortization of unconsolidated entities (see below)	14,308	-	(14,308)	-	-	11,852	-	(11,852)	-	-

Adjusted total income	350,688	17,148	60,791	1,293	395,624	281,736	7,547	74,539	10,024	358,752
Operating expenses	165,688	8,967	37,684	1,247	195,652	155,291	6,363	53,636	5,647	208,211
Add back non-Real Estate depreciation and amortization (b)	702	-	-	-	702	1,568	-	878	-	2,446
Add back amortization of mortgage procurement costs for non-Real Estate Groups (d)	-	-	-	-	-	-	-	69	-	69
Exclude straight-line rent adjustment (2)	(1,211)	-	-	-	(1,211)	(1,242)	-	-	-	(1,242)
Exclude preference payment	(585)	-	-	-	(585)	(585)	-	-	-	(585)

Adjusted operating expenses	164,594	8,967	37,684	1,247	194,558	155,032	6,363	54,583	5,647	208,899
Net operating income	186,094	8,181	23,107	46	201,066	126,704	1,184	19,956	4,377	149,853
Interest expense	(67,994)	(4,455)	(23,107)	(46)	(86,692)	(81,118)	(5,133)	(19,956)	(1,850)	(97,791)
Gain (loss) on early extinguishment of debt	(296)	(4)	-	-	(292)	6,297	-	-	-	6,297
Equity in earnings (loss) of unconsolidated entities, including impairment	(19,994)	(48)	20,299	-	353	17,124	6,444	(10,953)	-	(273)
Gain on disposition of unconsolidated entities	12,567	-	-	-	12,567	48	-	-	-	48
Impairment of unconsolidated real estate	-	-	-	-	-	(12,899)	-	-	-	(12,899)
Depreciation and amortization of unconsolidated entities (see above)	(14,308)	-	14,308	-	-	(11,852)	-	11,852	-	-
Net gain on disposition of rental properties and partial interests in rental properties	9,561	-	-	10,038	19,599	866	-	-	-	866
Impairment of consolidated real estate	(4,835)	-	-	-	(4,835)	-	-	-	-	-
Depreciation and amortization - Real Estate Groups (a)	(57,689)	(2,550)	(13,690)	-	(68,829)	(58,503)	(1,785)	(11,368)	(1,868)	(69,954)
Amortization of mortgage procurement costs - Real Estate Groups (c)	(3,449)	(435)	(618)	-	(3,632)	(2,612)	(89)	(484)	(55)	(3,062)
Straight-line rent adjustment (1) + (2)	2,224	-	-	-	2,224	2,875	-	-	163	3,038
Preference payment	(585)	-	-	-	(585)	(585)	-	-	-	(585)

Earnings (loss) before income taxes	41,296	689	20,299	10,038	70,944	(13,655)	621	(10,953)	767	(24,462)
Income tax provision	(18,312)	-	-	(4,712)	(23,024)	8,923	-	-	(296)	8,627
Equity in earnings (loss) of unconsolidated entities, including impairment	19,994	48	(20,299)	-	(353)	(17,124)	(6,444)	10,953	-	273

Earnings (loss) from continuing operations	42,978	737	-	5,326	47,567	(21,856)	(5,823)	-	471	(15,562)
Discontinued operations, net of tax	5,719	393	-	(5,326)	-	492	21	-	(471)	-

Net earnings (loss)	48,697	1,130	-	-	47,567	(21,364)	(5,802)	-	-	(15,562)
Noncontrolling interests
(Earnings) loss from continuing operations attributable to noncontrolling interests	(737)	(737)	-	-	-	5,823	5,823	-	-	-
Earnings from discontinued operations attributable to noncontrolling interests	(393)	(393)	-	-	-	(21)	(21)	-	-	-

Noncontrolling interests	(1,130)	(1,130)	-	-	-	5,802	5,802	-	-	-

Net earnings (loss) attributable to Forest City Enterpirses, Inc.	$47,567	$-	$-	$-	$47,567	$(15,562)	$-	$-	$-	$(15,562)

Preferred dividends	(3,850)	-	-	-	(3,850)	-	-	-	-	-

Net earnings (loss) attributable to Forest City Enterpirses, Inc. common shareholders	$43,717	$-	$-	$-	$43,717	$(15,562)	$-	$-	$-	$(15,562)

(a) Depreciation and amortization - Real Estate Groups	$57,689	$2,550	$13,690	$-	$68,829	$58,503	$1,785	$11,368	$1,868	$69,954
(b) Depreciation and amortization - Non-Real Estate	702	-	-	-	702	1,568	-	878	-	2,446

Total depreciation and amortization	$58,391	$2,550	$13,690	$-	$69,531	$60,071	$1,785	$12,246	$1,868	$72,400

(c) Amortization of mortgage procurement costs - Real Estate Groups	$3,449	$435	$618	$-	$3,632	$2,612	$89	$484	$55	$3,062
(d) Amortization of mortgage procurement costs - Non-Real Estate	-	-	-	-	-	-	-	69	-	69

Total amortization of mortgage procurement costs	$3,449	$435	$618	$-	$3,632	$2,612	$89	$553	$55	$3,131

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Results of Operations
Net Earnings (Loss) Attributable to Forest City Enterprises, Inc. – Net earnings attributable to Forest City Enterprises, Inc. for the three months ended April 30, 2011 was $47,567,000 versus a net loss of $15,562,000 for the three months ended April 30, 2010. Although we have substantial recurring revenue sources from our properties, we also periodically enter into significant transactions, which can create substantial variances in net earnings (loss) between periods. This variance to the prior year is primarily attributable to the following increases, which are net of noncontrolling interest:
•	$42,622,000 related to the 2011 sale of land and air rights to Rock Ohio Caesars Cleveland, LLC for development of a casino in downtown Cleveland, Ohio (“Casino land sale”);

•
$28,476,000 due to the 2010 transaction costs that were expensed, related to the contribution of our ownership interest in six mixed-use University Park life science properties in Cambridge, Massachusetts to a joint venture with an outside partner that did not qualify for full gain recognition under accounting guidance for real estate sales;

•
$12,567,000 related to the 2011 gains on disposition of our unconsolidated investments in Metropolitan Lofts and Twin Lakes Towers, apartment communities in Los Angeles, California and Denver, Colorado, respectively;

•	$10,038,000 related to the 2011 gain on disposition of the Charleston Marriott, a hotel in Charleston, West Virginia;

•
$9,561,000 due to the 2011 gain on disposition of partial interests in 15 retail properties in the New York City metropolitan area, related to the formation of new joint venture agreements with an outside partner;

•	$8,064,000 related to the 2011 decrease in impairment charges of consolidated and unconsolidated entities;

•
$6,535,000 (which includes $91,000 for unconsolidated entities) related to an increase in income recognized on the sale of state and federal Historic Preservation Tax Credits and New Market Tax Credits in 2011 compared to 2010; and

•	$3,903,000 related to a 2011 decrease in allocated losses from our equity investment in The Nets.
These increases were partially offset by the following decreases, net of noncontrolling interest:
•
$29,342,000 related to the 2010 gain on disposition of partial interests in The Grand, Lenox Club and Lenox Park, apartment communities in the Washington, D.C. metropolitan area, respectively related to the formation of a new joint venture with an outside partner;

•	$6,589,000 primarily related to the 2010 gain on early extinguishment of debt on the exchange of a portion of our Senior Notes due 2011, 2015 and 2017 for a new issue of Series A preferred stock; and

•	$31,651,000 due to increased income tax expense from increased net earnings, primarily related to the items above.
Net Operating Income (NOI) from Real Estate Groups – NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization and amortization of mortgage procurement costs for non-real estate groups) plus interest income plus equity in earnings (loss) of unconsolidated entities (excluding gain on disposition and impairment of unconsolidated entities) plus depreciation and amortization of unconsolidated entities. We believe NOI provides us, as well as our investors, additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results.
Full Consolidation – Under the full consolidation method (GAAP), NOI from the combination of the Commercial Group and the Residential Group (“Rental Properties”) for the three months ended April 30, 2011 was $199,227,000 compared to $149,133,000 for the three months ended April 30, 2010, a 33.6% increase. A primary driver of the increase is the $42,622,000 of NOI generated from the Casino land sale within the Commercial Group. Without this transaction, the increase in NOI would be $7,472,000, a 5.0% increase. A reconciliation of NOI to the most comparable GAAP measure, net earnings (loss), is presented on page 15. A reconciliation of NOI to net earnings (loss) for each strategic business unit can be found on pages 37-42.
Pro-Rata Consolidation – Management also analyzes property NOI using the pro-rata consolidation method because it provides operating data at our ownership share, and we publicly disclose and discuss our performance using this method of consolidation to complement our GAAP disclosures. Under the pro-rata consolidation method, NOI from Rental Properties for the three months ended April 30, 2011 was $214,326,000 compared to $165,197,000 for the three months ended April 30, 2010, a 29.7% increase. A primary driver of the increase is the $42,622,000 of NOI generated from the Casino land sale within the Commercial Group. Without this transaction, the increase in NOI would be $6,507,000, a 3.9% increase.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Comparable NOI remained flat for the three months ended April 30, 2011 compared to the prior year. Retail comparable NOI increased 2.6% and residential comparable NOI increased 1.8% (which includes a 5.8% increase in conventional apartments offset by a decrease in senior housing). Office and hotel comparable NOI decreased 2.5% and 54.2%, respectively.
EBDT - We use an additional measure, along with net earnings, to report our operating results. This non-GAAP measure, referred to as EBDT, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.
We believe that EBDT provides additional information about our core operations and, along with net earnings, is necessary to understand our operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. We believe EBDT is important to investors because it provides another method for the investor to measure our long-term operating performance as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.
EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, and amortization of mortgage procurement costs; iv) deferred income taxes; v) preferred payment which is classified as noncontrolling interest expense on our Consolidated Statement of Operations; vi) impairment of real estate (net of tax); vii) extraordinary items (net of tax); and viii) cumulative or retrospective effect of change in accounting principle (net of tax).
EBDT is reconciled to net earnings (loss), the most comparable financial measure calculated in accordance with GAAP, on page 19. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management’s opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. We exclude depreciation and amortization expense related to real estate operations from EBDT because we believe the values of our properties, in general, have appreciated over time in excess of their original cost. Deferred income taxes, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The impairment of real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties. Our EBDT may not be directly comparable to similarly-titled measures reported by other companies.
Effective during the three months ended April 30, 2011, under the direction of the Company’s chief operating decision maker, EBDT provided in order to assess performance for the Real Estate Groups and The Nets was pre-tax. The Corporate Activity segment controls the tax strategies and evaluates results on a consolidated basis. As a result, beginning February 1, 2011, the Company will no longer allocate income tax expense (benefit) to the Real Estate Groups or The Nets. In addition, based on the consolidated evaluation of income taxes, it was determined that EBDT would exclude all deferred income taxes instead of just those attributable to the Real Estate Groups.
Our EBDT for the three months ended April 30, 2011 increased by $56,909,000 or 80.8% to $127,376,000 from $70,467,000 for the three months ended April 30, 2010. Our Commercial and Residential Segments combined provided a pre-tax EBDT increase of $55,744,000. This is primarily the result of the Casino land sale of $42,622,000, increased income from tax credits of $7,709,000, the ramp up of new properties of $2,558,000 and decreased interest expense on our mature portfolio of $2,245,000. These increases in the portfolio were partially offset by reduced EBDT from properties sold of $4,568,000.
Our Land Segment provided a pre-tax EBDT increase of $3,013,000, primarily due to increased sales.
The Nets provided a pre-tax EBDT increase of $3,903,000 due to the decrease in our allocated losses.
Corporate pre-tax EBDT decreased $6,937,000. This pre-tax EBDT decrease includes the nonrecurring 2010 gain on early extinguishment of debt related to the exchange of a portion of our Senior Notes of $6,297,000.
EBDT was favorably impacted by a larger tax benefit of $1,186,000 compared to prior year.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

EBDT Bridge
2011 April YTD vs. 2010 April YTD
Variances are pre-tax in millions with taxes shown separately
EBDT Increase
EBDT Decrease
140.0
130.0
120.0
110.0
100.0
90.0
80.0
70.0
60.0
70.5
42.6
7.7
5.2
2.6
2.2
4.6
3.0
3.9
0.6
6.3
1.2
127.4
Combined Commercial and Residential Segments were up $55.7 million
Corporate was down $6.9 million
2010 April YTD
Casino land sale
Tax credit income
Other
New property openings
Interest on mature portfolio
Property sales
Land operations
Nets operations
Corporate activities
2010 gain on extinguishment of debt
Taxes
2011 April YTD

This graph reflects earnings before depreciation, amortization and deferred taxes ("EBDT") a non-GAAP measure. For a more thorough discussion of the Company's use of EBDT and a reconciliation of EBDT to net earnings (loss), the most comparable financial measure calculated in accordance with GAAP, please see pages 17 and 19-20.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Summary of EBDT - The information in the following tables present amounts for both full consolidation and pro-rata consolidation, providing a reconciliation of the difference between the two methods, as well as a reconciliation from NOI to EBDT to net earnings (loss). Under the pro-rata consolidation method, we present our partnership investments proportionate to our pro-rata share for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed under our control or if we are deemed to be the primary beneficiary for investments in VIEs, or on the equity method of accounting if we do not have control or are not the primary beneficiary for investments in VIEs.
Reconciliation of Net Earnings (Loss) to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT)

	Three Months Ended April 30,
	2011	2010
	(in thousands)

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$47,567	$(15,562)
Depreciation and amortization – Real Estate Groups (4)	68,829	69,954
Amortization of mortgage procurement costs – Real Estate Groups (4)	3,632	3,062
Deferred income tax expense (5)	4,813	(15,376)
Remove deferred income tax expense for non-Real Estate Groups in 2010 (5)	-	5,133

Current income tax expense on non-operating earnings: (5)
Gain on disposition of rental properties and partial interest in rental properties	30,304	13,724
Gain on disposition included in discontinued operations	1,201	-

Straight-line rent adjustment (2)	(2,224)	(3,038)
Preference payment (3)	585	585
Impairment of consolidated real estate	4,835	-
Impairment of unconsolidated real estate	-	12,899
Gain on disposition of rental properties and partial interest in rental properties	(9,561)	(866)
Gain on disposition of unconsolidated entities	(12,567)	(48)
Discontinued operations: (1)
Gain on disposition of rental properties	(10,431)	-
Noncontrolling interest - Gain on disposition	393	-

Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT)	$127,376	$70,467

EBDT Per Share
Numerator (in thousands):
EBDT	$127,376	$70,467
If-Converted Method (Pro forma numerator adjustment for interest, net of tax):
3.625% Puttable Senior Notes due 2014	1,110	1,110
5% Puttable Senior Notes due 2016	688	1,530

EBDT for per share data	$129,174	$73,107

Denominator
Weighted average shares outstanding - Basic	165,498,904	155,352,050
Effect of stock options and restricted stock	1,054,102	494,029
Effect of convertible preferred stock	14,550,257	8,664,761
Effect of convertible debt	20,225,204	28,133,038
Effect of convertible Class A Common Units	3,646,755	3,646,755

Weighted average shares outstanding - Diluted	204,975,222	196,290,633

EBDT Per Share	$0.63	$0.37

EBDT Per Share
Quarterly Historical Trends	Three Months Ended
	April 30, 2011	January 31, 2011	October 31, 2010	July 31, 2010	April 30, 2010

Numerator (in thousands):
EBDT	$127,376	$43,149	$90,699	$105,560	$70,467
If-Converted Method (Pro forma numerator adjustment for interest, net of tax):
3.625% Puttable Senior Notes due 2014	1,110	1,110	1,110	1,110	1,110
5% Puttable Senior Notes due 2016	688	1,521	1,530	1,530	1,530

EBDT for per share data	$129,174	$45,780	$93,339	$108,200	$73,107

Denominator
Weighted average shares outstanding - Basic	165,498,904	155,643,554	155,484,451	155,456,575	155,352,050
Effect of stock options and restricted stock	1,054,102	803,779	462,812	442,299	494,029
Effect of convertible preferred stock	14,550,257	14,550,257	14,550,257	14,550,257	8,664,761
Effect of convertible debt	20,225,204	28,047,083	28,133,038	28,133,038	28,133,038
Effect of convertible Class A Common Units	3,646,755	3,646,755	3,646,755	3,646,755	3,646,755

Weighted average shares outstanding - Diluted	204,975,222	202,691,428	202,277,313	202,228,924	196,290,633

EBDT Per Share	$0.63	$0.23	$0.46	$0.54	$0.37

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
(1)	All earnings of properties which have been sold or are held for sale are reported as discontinued operations assuming no significant continuing involvement.

(2)
The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to accounting for leases. The straight-line rent adjustment is recorded as an increase or decrease to revenue or operating expense from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

(3)
The preference payment represents the respective period’s share of the annual preferred payment in connection with the issuance of Class A Common Units in exchange for Bruce C. Ratner’s noncontrolling interest in the Forest City Ratner Companies portfolio.

(4)	The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs.

	Depreciation and Amortization		Amortization of Mortgage Procurement Costs
	Three Months Ended April 30,		Three Months Ended April 30,
	2011	2010	2011	2010

Full Consolidation	$58,391	$60,071	$3,449	$2,612
Non-Real Estate	(702)	(1,568)	-	-

Real Estate Groups Full Consolidation	57,689	58,503	3,449	2,612
Real Estate Groups related to noncontrolling interest	(2,550)	(1,785)	(435)	(89)
Real Estate Groups Unconsolidated	13,690	11,368	618	484
Real Estate Groups Discontinued Operations	-	1,868	-	55

Real Estate Groups Pro-Rata Consolidation	$68,829	$69,954	$3,632	$3,062

(5)	The following table provides detail of Income Tax Expense (Benefit):

	Three Months Ended April 30,
	2011	2010
	(in thousands)

Current taxes
Operating earnings	$(13,244)	$(7,105)
Gain on disposition of rental properties and partial interest in rental properties	30,304	13,724

Subtotal	17,060	6,619

Discontinued operations
Operating earnings	(50)	130
Gain on disposition of rental properties and partial interest in rental properties	1,201	-

Subtotal	1,151	130

Total Current taxes	18,211	6,749

Deferred taxes
Continuing operations	1,252	(15,542)
Discontinued operations	3,561	166

Total Deferred taxes	4,813	(15,376)

Grand Total	$23,024	$(8,627)

2010 Recap of Grand Total:
Real Estate Groups
Current		$8,519
Deferred		(10,243)

		(1,724)

Non-Real Estate Groups
Current		(1,770)
Deferred		(5,133)

		(6,903)

Grand Total		$(8,627)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Retail Lease Expirations as of April 30, 2011

						AVERAGE
						BASE
	NUMBER OF	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES (3)	LEASED GLA (1)	EXPIRING (2)	BASE RENT	EXPIRING (3)

2011	294	920,629	7.30%	$20,502,969	8.14%	$28.89
2012	267	948,038	7.51	19,195,202	7.63	27.73
2013	298	1,060,704	8.41	24,025,764	9.54	28.51
2014	239	1,070,349	8.48	19,953,470	7.93	27.30
2015	202	853,151	6.76	18,709,519	7.43	29.08
2016	216	1,272,552	10.09	28,524,162	11.33	37.14
2017	149	998,883	7.92	20,656,572	8.21	26.51
2018	152	703,072	5.57	17,429,548	6.92	26.51
2019	118	1,048,115	8.31	19,794,851	7.86	24.72
2020	120	913,908	7.24	17,743,944	7.05	29.58
2021	41	790,177	6.26	14,168,599	5.63	30.45
Thereafter	69	2,038,264	16.15	31,029,808	12.33	21.33

Total	2,165	12,617,842	100.00%	$251,734,408	100.00%	$27.74

(1)	GLA = Gross Leasable Area.

(2)
Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at our ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of above and below market lease values in-place, and contingent rental payments (which are not reasonably estimable).

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Office Lease Expirations as of April 30, 2011

						AVERAGE
						BASE
	NUMBER OF	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES (3)	LEASED GLA (1)	EXPIRING (2)	BASE RENT	EXPIRING (3)

2011	69	381,441	3.28%	$7,519,207	2.48%	$21.40
2012	88	1,222,512	10.50	29,688,893	9.78	30.74
2013	89	1,154,095	9.92	26,462,519	8.72	23.92
2014	56	962,466	8.27	17,875,635	5.89	30.55
2015	42	476,658	4.10	8,760,822	2.89	21.27
2016	43	741,556	6.37	16,058,448	5.29	28.48
2017	25	375,324	3.22	9,169,414	3.02	27.59
2018	20	1,201,696	10.32	33,547,216	11.05	32.48
2019	19	709,932	6.10	13,202,400	4.35	26.11
2020	15	1,048,361	9.01	27,806,591	9.16	32.93
2021	6	339,849	2.92	5,777,540	1.90	17.25
Thereafter	35	3,025,465	25.99	107,669,413	35.47	40.21

Total	507	11,639,355	100.00%	$303,538,098	100.00%	$31.27

(1)	GLA = Gross Leasable Area.

(2)
Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at our ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of above and below market lease values in-place, and contingent rental payments (which are not reasonably estimable).

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Schedule of Significant Retail Tenants as of April 30, 2011

(Based on net base rent 1% or greater of the Company's ownership share)

	NUMBER	LEASED	PERCENTAGE OF
	OF	SQUARE	TOTAL RETAIL
TENANT	LEASES	FEET	SQUARE FEET

Bass Pro Shops, Inc.	3	510,855	4.05%
Regal Entertainment Group	5	381,461	3.02
AMC Entertainment, Inc.	5	377,797	2.99
TJX Companies	11	347,457	2.75
The Gap	26	336,900	2.67
Dick’s Sporting Goods	6	293,171	2.32
The Limited	37	220,357	1.75
Best Buy	6	207,969	1.65
Abercrombie & Fitch Stores, Inc.	27	194,549	1.54
Footlocker, Inc.	34	130,009	1.03
Forever 21, Inc.	9	103,368	0.82
American Eagle Outfitters, Inc.	16	91,343	0.72

Subtotal	185	3,195,236	25.31

All Others	1,980	9,422,606	74.69

Total	2,165	12,617,842	100.00%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Schedule of Significant Office Tenants as of April 30, 2011

(Based on net base rent 2% or greater of the Company's ownership share)

	LEASED	PERCENTAGE OF
	SQUARE	TOTAL OFFICE
TENANT	FEET	SQUARE FEET

City of New York	978,115	8.41%
Millennium Pharmaceuticals, Inc.	660,741	5.68
U.S. Government	613,820	5.27
District of Columbia (1)	553,330	4.75
Morgan Stanley & Co.	444,685	3.82
WellPoint, Inc.	392,514	3.37
JP Morgan Chase & Co.	383,341	3.29
Forest City Enterprises, Inc. (2)	356,187	3.06
Bank of New York	323,043	2.78
National Grid	254,034	2.18
Clearbridge Advisors, LLC, a Legg Mason Company	193,249	1.66
Covington & Burling, LLP	160,565	1.38
Seyfarth Shaw, LLP	96,909	0.83

Subtotal	5,410,533	46.48

All Others	6,228,822	53.52

Total	11,639,355	100.00%

(1)	The District of Columbia is a major tenant of the East 4th & West 4th Buildings at Waterfront Station.

In May 2011, we completed the sale of these office buildings.

(2)	All intercompany rental income is eliminated in consolidation.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Openings and Acquisitions
as of April 30, 2011

								Cost at FCE
			Date		Pro-Rata	Cost at Full	Total Cost	Pro-Rata Share	Sq. ft./		Gross
		Dev (D)	Opened /	FCE Legal	FCE % (a)	Consolidation	at 100%	(Non-GAAP) (c)	No. of		Leasable	Lease
Property	Location	Acq (A)	Acquired	Ownership % (a)	(1)	(GAAP) (b)	(2)	(1) X (2)	Units		Area	Commitment %
2011 (1)						(in millions)

Residential:
8 Spruce Street (leasable only) (d)(l)	Manhattan, NY	D	Q1-11/12	49.0%	70.0%	$0.0	$0.0	$0.0	372

Prior Two Years Openings (7)
Retail Centers:
Village at Gulfstream Park (e)	Hallandale Beach, FL	D	Q1-10	50.0%	50.0%	$0.0	$196.4	$98.2	511,000	(k)	511,000	77%
East River Plaza (e)(f)	Manhattan, NY	D	Q4-09/2010	35.0%	50.0%	0.0	390.6	195.3	527,000		527,000	90%
Promenade in Temecula Expansion	Temecula, CA	D	Q1-09	75.0%	100.0%	113.4	113.4	113.4	127,000		127,000	80%

						$113.4	$700.4	$406.9	1,165,000		1,165,000

Office:
Waterfront Station
- East 4th & West 4th Buildings (g)	Washington, D.C.	D	Q1-10	45.0%	45.0%	$245.9	$245.9	$110.7	631,000			99%

Residential (h):
Presidio Landmark	San Francisco, CA	D	Q3-10	100.0%	100.0%	$94.8	$94.8	$94.8	161			52%
North Church Towers	Parma Heights, OH	A	Q3-09	100.0%	100.0%	5.0	5.0	5.0	399			90%
DKLB BKLN (f)	Brooklyn, NY	D	Q4-09/10	80.0%	100.0%	158.4	158.4	158.4	365			96%

						$258.2	$258.2	$258.2	925

Total Prior Two Years Openings (i)						$617.5	$1,204.5	$775.8

Recap of Total Prior Two Years Openings
Total 2010						$340.7	$927.7	$499.0
Total 2009						276.8	276.8	276.8

Total Prior Two Years Openings (i)						$617.5	$1,204.5	$775.8

See footnotes on page 26.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Projects Under Construction (4)
as of April 30, 2011

									Cost at FCE
					Pro-Rata		Cost at Full	Total Cost	Pro-Rata Share	Sq. ft./	Gross
		Anticipated	FCE Legal		FCE % (a)		Consolidation	at 100%	(Non-GAAP) (c)	No. of	Leasable	Lease
Property	Location	Opening	Ownership % (a)		(1)		(GAAP) (b)	(2)	(1) X (2)	Units	Area	Commitment %
							(in millions)
Retail Centers:
Westchester’s Ridge Hill (f)	Yonkers, NY	2011/2012	70.0%		100.0%		$827.4	$827.4	$827.4	1,336,000	1,336,000 (n)	50%

Residential:
8 Spruce Street (Total) (l)	Manhattan, NY	Q1-11/12	49.0%		70.0%		$875.7	$875.7	$613.0	903		22%	(j)
Foundry Lofts	Washington, D.C.	Q3-11	100.0%		100.0%		60.3	60.3	60.3	170

							$936.0	$936.0	$673.3	1,073

Arena:
Barclays Center	Brooklyn, NY	Q3-12	26.6	% (o)	26.6	% (o)	$904.3	$904.3	$240.5	670,000	18,000 seats (p)	55%	(q)

Total Under Construction (m)							$2,667.7	$2,667.7	$1,741.2

Fee Development:										Sq. ft.

Las Vegas City Hall	Las Vegas, NV	Q1-12	-	(r)	-	(r)	$0.0	$146.2	$0.0	270,000

FOOTNOTES
(a)
As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company’s legal ownership.

(b)
Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity (“VIE”).

(c)
Cost at pro-rata share represents Forest City’s share of cost, based on the Company’s pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

(d)	See the Under Construction pipeline for cost details of the total property.

(e)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(f)	Phased-in openings. Costs are representative of the total project.

(g)	Includes 85,000 square feet of retail space. (Property was disposed of on May 10, 2011.)

(h)	The lease percentage for the residential properties represents the occupancy as of April 30, 2011.

(i)
The difference between the full consolidation cost amount (GAAP) of $617.5 million to the Company’s pro-rata share (a non-GAAP measure) of $850.0 million consists of a reduction to full consolidation for noncontrolling interest of $135.1 million of cost and the addition of its share of cost for unconsolidated investments of $367.6 million.

(j)
As of May 31, 2011, 202 leases have been signed since appointments with prospective residents began on February 18, 2011, representing 22% of the total 903 units after construction is complete. As of April 30, 2011, $142.8 million at pro-rata consolidation ($200.7 million at full consolidation) of costs incurred and $121.2 million at pro-rata consolidation ($174.2 million at full consolidation) of mortgage debt were transferred to completed rental properties on the Company’s balance sheet.

(k)	Includes 89,000 square feet of office space.

(l)	Phased in opening. Costs are representative of the total project cost, including 372 units opened as of May 24, 2011.

(m)
The difference between the full consolidation cost amount (GAAP) of $2,667.7 million to the Company’s pro-rata share (a non-GAAP measure) of $1,741.2 million consists of a reduction to full consolidation for noncontrolling interest of $926.5 million.

(n)	Includes 156,000 square feet of office space.

(o)	On May 2, 2011, the Company closed on a purchase agreement with a minority interest partner. As a result, the Company’s legal and pro-rata ownership will increase to approximately 34%.

(p)	The Nets, a member of the NBA, has a 37 year license agreement to use the arena.

(q)
Represents the percentage of forecasted contractually obligated arena income that is under contract. Contractually obligated income, which includes revenue from naming rights, sponsorships, suite licenses, Nets minimum rent and food concession agreements, accounts for 72% of total forecasted revenues for the arena.

(r)	This is a fee development project, owned by the City of Las Vegas. Therefore, these costs are not included on the full consolidation or pro-rata balance sheet.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Equity Requirements for Projects Under Construction (a)
as of April 30, 2011

		Less			Plus
		Unconsolidated	Full	Less	Unconsolidated	Pro-Rata
		Investments	Consolidation	Noncontrolling	Investments	Consolidation
	100%	at 100%	(GAAP) (b)	Interest	at Pro-Rata	(Non-GAAP) (c)
	(dollars in millions)

Total Cost Under Construction	$2,667.7	$-	$2,667.7	$926.5	$-	$1,741.2
Total Loan Draws and Other Sources at Completion (d)	1,863.3	-	1,863.3	664.6	-	1,198.7

Net Equity at Completion	804.4	-	804.4	261.9	-	542.5

Net Costs Incurred to Date (e)	1,760.4	-	1,760.4	493.8	-	1,266.6
Loan Draws and Other Sources to Date (e)	1,011.9	-	1,011.9	231.9	-	780.0

Net Equity to Date (e)	748.5	-	748.5	261.9	-	486.6

% of Total Equity	93%		93%			90%

Remaining Costs	907.3	-	907.3	432.7	-	474.6
Remaining Loan Draws and Other Sources (f)	851.4	-	851.4	432.7	-	418.7

Remaining Equity	$55.9	$-	$55.9	$-	$-	$55.9

% of Total Equity	7%		7%			10%
(a)	This schedule includes only the four properties listed on the previous page. This does not include costs associated with phased-in units, operating property renovations and military housing.

(b)
Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity (“VIE”).

(c)
Cost at pro-rata share represents Forest City’s share of cost, based on the Company’s pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

(d)	“Other Sources” includes estimates of third party subsidies and tax credit proceeds. The timing and the amounts may differ from our estimates.

(e)	Reflects activity through April 30, 2011.

(f)
One of the loan commitments require specific leasing hurdles to be achieved prior to drawing the final amount of the loan. The Company estimates that approximately $45.0 million at 100% and at full consolidation, and $31.5 million at pro-rata consolidation of loan commitments are at risk should these leasing hurdles not be achieved.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Projects Under Development
as of April 30, 2011
Below is a summary of our active large scale development projects, which have yet to commence construction, often referred to as our “shadow pipeline” which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex, projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $627.0 million ($887.3 million at full consolidation) of Projects Under Development (“PUD”) on our balance sheet and pro-rata mortgage debt of $111.3 million ($168.3 million at full consolidation).
1)   Atlantic Yards - Brooklyn, NY
Atlantic Yards is adjacent to the state-of-the art arena, the Barclays Center, which is designed by the award-winning firms Ellerbe Becket and SHoP Architects and is currently under construction. In addition, Atlantic Yards will feature more than 6,400 units of housing, including over 2,200 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space.
2)   LiveWork Las Vegas - Las Vegas, NV
LiveWork Las Vegas is a mixed-use project on a 13.5-acre parcel in downtown Las Vegas. At full build-out, the project will have a new 260,000-square-foot City Hall for Las Vegas and is also expected to include up to 1 million square feet of office space and approximately 300,000 square feet of retail. The City Hall is owned by the city of Las Vegas and is a fee-development project.
3)   The Yards - Washington, D.C.
The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in Southeast D.C. The full development is expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. The first residential building, Foundry Lofts, commenced construction in August 2010.
4)   The Science + Technology Park at Johns Hopkins - Baltimore, MD
The 31-acre Science + Technology Park at Johns Hopkins is a new center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. In 2008, the Company opened the first of those buildings, 855 North Wolfe Street, a 279,000-square-foot office building anchored by the Johns Hopkins School of Medicine’s Institute for Basic Biomedical Sciences.
5)   Colorado Science + Technology Park at Fitzsimons - Aurora, CO
The 184-acre Colorado Science + Technology Park at Fitzsimons is becoming a hub for the biotechnology industry in the Rocky Mountain region. Anchored by the University of Colorado at Denver Health Science Center, the University of Colorado Hospital and The Denver Children’s Hospital, the park will offer cost-effective lease rates; build-to-suit office and research sites; and flexible lab and office layouts in a cutting-edge research park. The park is also adjacent to Forest City’s 4,700-acre Stapleton mixed-used development.
6)   Waterfront Station - Washington, D.C.
Located in Southwest Washington, Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of stores and restaurants.
7)   300 Massachusetts Avenue – Cambridge, MA
Located in the science and technology hub of Cambridge, MA, the 300 Massachusetts Avenue block represents an expansion of University Park @ MIT. In a 50/50 partnership with MIT, Forest City is presently focused on a project that reflects a development program of approximately 260,000 square feet of lab and office space. Potential redevelopment of the entire block is possible with the acquisition of adjacent parcels in future phases, and would result in an approximately 400,000 square foot project.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Military Housing
as of April 30, 2011
Below is a summary of our equity method investments for Military Housing Development projects. The Company provides development, construction and management services for these projects and receives agreed upon fees for these services. The following phases still have a percentage of units opened and under construction:

		Anticipated	FCE	Cost at Full	Total Cost
Property	Location	Opening	Pro-Rata %	Consolidation	at 100%	No. of Units
				(in millions)
Military Housing - Openings (1)
Navy, Hawaii Increment III	Honolulu, HI	2007-2011	*	$0.0	$464.8	2,520

Military Housing - Under Construction (6)
Pacific Northwest Communities	Seattle, WA	2007-2011	*	$0.0	$280.5	2,985
Marines, Hawaii Increment II	Honolulu, HI	2007-2011	*	0.0	292.7	1,175
Navy Midwest	Chicago, IL	2006-2012	*	0.0	200.3	1,401
Midwest Millington	Memphis, TN	2008-2012	*	0.0	33.1	318
Air Force Academy	Colorado Springs, CO	2007-2013	50.0%	0.0	69.5	427
Hawaii Phase IV	Kaneohe, HI	2007-2014	*	0.0	475.1	1,141

Total Under Construction				$0.0	$1,351.2	7,447

Total Military Housing				$0.0	$1,816.0	9,967

* The Company’s share of residual cash flow ranges from 0-20% during the life cycle of the project.
Recent commitment not yet closed
Air Force – Southern Group was awarded on August 30, 2010. We are currently in exclusive negotiations with the Air Force. This project is expected to include 2,185 end state units at four Air Force bases in Sumter, SC, Manchester, TN, Charleston, SC and Biloxi, MS. There are 330 financially excluded units that will not be encumbered by debt and which may be removed from the end state at the sole discretion of the Air Force. The financial closing of the project and commencement of construction are expected in mid 2011.
Development fees related to our military housing projects are earned based on a contractual percentage of the actual development costs incurred. We also recognize additional development incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development agreements. NOI from development and development incentive fees is $1,137,000 for the three months ended April 30, 2011 and $1,613,000 for the three months ended April 30, 2010.
Construction management fees are earned based on a contractual percentage of the actual construction costs incurred. We also recognize certain construction incentive fees based upon successful completion of certain criteria as set forth in the construction contracts. NOI from construction and incentive fees is $1,180,000 for the three months ended April 30, 2011 and $1,595,000 recognized during the three months ended April 30, 2010.
Property management and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $3,229,000 during the three months ended April 30, 2011 and $3,122,000 during the three months ended April 30, 2010.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Land Held for Development or Sale
as of April 30, 2011
The Land Development Group acquires and sells raw land and sells fully-entitled developed lots to residential, commercial, and industrial customers. The Land Development Group also owns and develops raw land into master-planned communities, mixed-use projects and other residential developments. Below is a summary of our large Land Development projects.

	Gross	Saleable	Option
Location	Acres (1)	Acres (2)	Acres (3)

Stapleton - Denver, CO	223	140	1,359
Mesa del Sol - Albuquerque, NM	3,023	1,659	5,731
Central Station - Chicago, IL	30	30	-
Texas	2,556	1,312	-
Carolinas	1,248	1,024	788
Ohio	955	646	470
Arizona	667	492	-
Other	898	707	-

Total	9,600	6,010	8,348

(1)	Represent all acres currently owned including those used for roadways, open spaces and parks.

(2)	Saleable acres represent the total of all acres owned and available for sales. The Land Development Group may choose to further develop some of the acres into completed sublots prior to sale.

(3)
Option acres are those acres that the Land Development Group has a formal option to acquire. Typically these options are in the form of purchase agreements with contingencies for the satisfaction of due diligence reviews.

Stapleton - Denver, CO
Stapleton represents one of the nation’s largest urban redevelopments. At full build out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, a projected 3 million square-feet of retail and 10 million square-feet of office/research and development/industrial space. Centrally located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton will be home to 30,000 residents and 35,000 workers when complete.
Mesa del Sol - Albuquerque, NM
Mesa del Sol is a 20-square mile, mixed-use community on the south mesa of Albuquerque, N.M., five minutes from the Albuquerque International Airport. Mesa del Sol’s master plan calls for mixed-use development that will include 1,400 acres for industrial/commercial and office development use, 4,400 acres for residential and supporting retail use, 3,200 acres for open space and parks and 800 acres for schools and universities.
Central Station - Chicago, IL
Located adjacent to the city’s Museum Campus, and just minutes from the heart of Chicago’s Loop, the 80-acre Central Station is one of the fastest growing residential communities in the city, with more than 3,727 residential units completed and occupied, 500 units completed and listed for sale and another 4,000 units in development. Central Station, a 14 million-square-foot development, is being developed in partnership with The Fogelson Companies.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Land Held for Development or Sale (continued)
as of April 30, 2011
Other Significant Land Holdings
Legacy Lakes - Aberdeen, NC
Legacy Lakes is a master-planned community located in the Pinehurst area. This community is surrounding the Nicklaus-designed Legacy Golf Course. Legacy Lakes is 406 acres and includes 718 residential lots. Of the 406 total acres, 265 are saleable acres and 13 acres have been sold to date.
Gladden Farms - Marana, AZ
Gladden Farms is a master-planned community that includes residential and commercial uses in a suburban area of northwest Tucson. This community includes parks, trails and a school in a rural setting. Gladden Farms is 1,350 acres and includes approximately 4,142 residential lots and 223 acres of commercial space. As of April 30, 2011, 1,265 lots and 100 commercial acres have been sold. Of the 1,350 total acres, 868 are saleable acres and 408 acres have been sold to date.
Cotton Creek - Mooresville, NC
Cotton Creek is a master-planned community located in a northern suburb of Charlotte, NC. This community will feature a variety of attached and detached home sites, which will be sold to a mix of national and local builders. Cotton Creek is 534 acres. When completed the development is expected to produce approximately 1,300 residential lots.
Tangerine Crossing - Tucson, AZ
Tangerine Crossing is a master-planned gated residential community with a major retail component on the exterior in a desirable region of the Tucson metropolitan area. This community includes open space, trails and recreation. Tangerine Crossing is 309 acres and includes 396 residential lots and a 25-acre retail center. As of April 30, 2011, 211 lots and the 25 commercial acres have been sold. Of the 309 total acres, 98 are saleable acres and 64 acres have been sold to date.
Three Stones – Prosper, TX
Three Stones is a master-planned community of 2,031 acres located in the growth corridor north of Dallas in the town of Prosper. The community is fully entitled and the plan includes approximately 3,090 single family lots, 600 units of attached housing, over 600 acres of parks and open space and 250 acres for commercial/retail use. A variety of single family lot sizes will be offered, as well as a complete amenity center. The development of Phase 1 is expected to be completed in late 2012.
San Antonio Portfolio – San Antonio, TX
Forest City owns four (4) multi-phase communities and finished lots in three (3) additional locations in the San Antonio area, predominantly on the west side. Since January 2008, almost 1,000 of the total 2,563 lots have been sold. The remaining portfolio is comprised of 513 finished lots and 1,112 undeveloped “paper” lots. Our San Antonio communities serve several different price ranges, and all lots are under option contract to one of seven (7) different builders.
Timberlake – Oak Point (Dallas), TX
Timberlake is a planned community of approximately 250 acres located in Denton County, north of Dallas. Forest City entered into this project earlier in 2011 through the formation of a new partnership with Taylor Duncan Interests, Inc. with Forest City providing capital for financing and development. The project is zoned for over 800 single family lots, and development of Phase 1 is expected to begin in 2012.
Woodforest – Houston, TX
Woodforest, which is not included in the acres on the previous page, is an active, 3,000-acre master planned community, located in southern Montgomery County, north of Houston. Forest City entered into this project last year through the formation of a new partnership with Johnson Development, with Forest City providing capital for financing and development. The project is zoned for 5,700 units and six (6) active home builders are currently involved with model homes in place serving a wide range of prices. Over 200 home sales have occurred to date. The project is being developed adjacent to the 27-hole Woodforest Golf Club that opened in 2001 and has been rated one of the top courses in the state.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Debt for Projects under Construction and Development
We use nonrecourse mortgage debt and nonrecourse notes payable for the financing of our development pipeline. We draw on these financings to partially fund the cost incurred with the development of our real estate. As of April 30, 2011, the detail of how much is outstanding compared to the total commitment under the financing is as follows:

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)

	(in thousands)

Outstanding
Fixed	$166,386	$69,651	$887	$97,622
Variable
Taxable	878,040	153,952	2,000	726,088
Tax-Exempt	150,886	45,869	-	105,017

Total outstanding on projects under construction and development (1)	$1,195,312	$269,472	$2,887	$928,727

Commitment
Fixed	$609,441	$382,546	$887	$227,782
Variable
Taxable	1,078,106	164,075	2,000	916,031
Tax-Exempt	150,886	45,869	-	105,017

Total commitment	$1,838,433	$592,490	$2,887	$1,248,830

(1)
Proceeds from outstanding debt of $113,359 and $87,322, at full and pro-rata consolidation, respectively, described above is recorded as restricted cash and escrowed funds in our Consolidated Balance Sheet. For bonds issued in conjunction with development, the full amount of the bonds at the beginning of construction must remain in escrow until costs are incurred.

Non-Recourse Debt
Our primary capital strategy seeks to isolate the operating and financial risk at the property level to maximize returns and reduce risk on and of our equity capital. As such, substantially all of our operating and development properties are separately encumbered with nonrecourse mortgage debt which in some limited circumstances is supplemented by nonrecourse notes payable (collectively “nonrecourse debt”).
We use taxable and tax-exempt nonrecourse debt for our real estate projects. For real estate projects financed with tax-exempt debt, we generally utilize variable-rate debt. For construction loans, we generally pursue variable-rate financings with maturities ranging from two to five years. For those real estate projects financed with taxable debt, we generally seek long-term, fixed-rate financing for those operating projects whose loans mature or are projected to open and achieve stabilized operations. However, due to the limited availability of long-term fixed rate mortgage debt based upon current market conditions, we are attempting to extend maturities with existing lenders.
We are actively working to refinance and/or extend the maturities of the nonrecourse debt that are coming due in the next 24 months. During the three months ended April 30, 2011, we completed the following financings:

			Plus
		Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata
Purpose of Financing	Consolidation	Interest	Pro-Rata	Consolidation

	(in thousands)

Refinancings	$84,000	$830	$14,913	$98,083
Construction and development projects	6,850	1,713	-	5,137
Loan extensions/additional fundings	219,230	52,781	44,237	210,686

	$310,080	$55,324	$59,150	$313,906

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands)
As of April 30, 2011

	Period Ending January 31, 2012				Fiscal Year Ending January 31, 2013

			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata	Full	Noncontrolling	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$167,800	$4,781	$129,069	$292,088	$315,015	$18,121	$61,635	$358,529
Weighted average rate	6.46%	6.16%	6.93%	6.67%	6.04%	6.72%	6.43%	6.07%

Variable:
Variable-rate debt	559,361	136,158	41,345	464,548	1,131,082	152,101	102,646	1,081,627
Weighted average rate	2.90%	3.00%	2.25%	2.81%	3.28%	3.24%	3.93%	3.35%

Tax-Exempt	132,430	67	2,914	135,277	204,616	62,057	-	142,559
Weighted average rate	2.63%	3.76%	1.63%	2.61%	2.55%	2.55%	-%	2.55%

Total variable-rate debt	691,791	136,225	44,259	599,825	1,335,698	214,158	102,646	1,224,186

Total Nonrecourse Debt	$859,591	$141,006	$173,328	$891,913	$1,650,713	$232,279	$164,281	$1,582,715
Weighted Average Rate	3.55%	3.11%	5.73%	4.05%	3.72%	3.32%	4.87%	3.89%

	Fiscal Year Ending January 31, 2014				Fiscal Year Ending January 31, 2015

			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata	Full	Noncontrolling	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$732,744	$88,203	$138,199	$782,740	$385,249	$66,429	$191,509	$510,329
Weighted average rate	6.55%	9.90%	6.36%	6.14%	5.97%	5.78%	5.50%	5.82%

Variable:
Variable-rate debt	111,842	22,180	12,179	101,841	22,382	-	29,958	52,340
Weighted average rate	6.96%	8.71%	4.24%	6.25%	3.58%	-%	4.26%	3.97%

Tax-Exempt	91,565	77	-	91,488	815	82	-	733
Weighted average rate	2.77%	3.74%	-%	2.77%	3.76%	3.74%	-%	3.76%

Total variable-rate debt	203,407	22,257	12,179	193,329	23,197	82	29,958	53,073

Total Nonrecourse Debt	$936,151	$110,460	$150,378	$976,069	$408,446	$66,511	$221,467	$563,402
Weighted Average Rate	6.23%	9.66%	6.19%	5.84%	5.84%	5.77%	5.33%	5.65%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)
As of April 30, 2011

	Fiscal Year Ending January 31, 2016				Thereafter

			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata	Full	Noncontrolling	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$355,676	$29,326	$122,636	$448,986	$1,445,988	$66,195	$793,803	$2,173,596
Weighted average rate	5.61%	5.84%	5.32%	5.52%	5.79%	6.18%	5.84%	5.80%

Variable:
Variable-rate debt	-	-	21,684	21,684	640,260	2,593	115,193	752,860
Weighted average rate	-%	-%	1.67%	1.67%	7.19%	3.25%	4.03%	6.72%

Tax-Exempt	869	87	-	782	340,814	6,916	163,673	497,571
Weighted average rate	3.76%	3.75%	-%	3.76%	1.38%	2.21%	1.74%	1.49%

Total variable-rate debt	869	87	21,684	22,466	981,074	9,509	278,866	1,250,431

Total Nonrecourse Debt	$356,545	$29,413	$144,320	$471,452	$2,427,062	$75,704	$1,072,669	$3,424,027
Weighted Average Rate	5.61%	5.83%	4.77%	5.34%	5.54%	5.71%	5.02%	5.37%

	Total

			Plus
		Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$3,402,472	$273,055	$1,436,851	$4,566,268
Weighted average rate	6.01%	7.28%	5.92%	5.91%

Variable:
Variable-rate debt	2,464,927	313,032	323,005	2,474,900
Weighted average rate	4.38%	3.52%	3.64%	4.39%

Tax-Exempt	771,109	69,286	166,587	868,410
Weighted average rate	2.08%	2.52%	1.73%	1.98%

Total variable-rate debt	3,236,036	382,318	489,592	3,343,310

Total Nonrecourse Debt	$6,638,508	$655,373	$1,926,443	$7,909,578
Weighted Average Rate	4.95%	4.98%	5.18%	5.00%

The following schedules present information on investments in unconsolidated entities.
Investments in Unconsolidated Entities
Investments in unconsolidated entities include investments in and advances to affiliates and cash distributions and losses in excess of unconsolidated investments that the Company does not control and/or is not deemed to be the primary beneficiary, and which are accounted for under the equity method of accounting.
Following is a reconciliation of members’ and partners’ equity to the Company’s carrying value:

	April 30, 2011	January 31, 2011

	(in thousands)

Members’ and partners’ equity, as below	$717,264	$587,164
Equity of other members and partners	737,604	616,640

Company’s investment in partnerships	(20,340)	(29,476)
Basis differences	134,085	76,634
Advances to and on behalf of other affiliates	91,464	93,859

Total Investments in Unconsolidated Entities	$205,209	$141,017

Assets – Investments in unconsolidated investments	$478,215	$431,509
Liabilities – Cash distributions and losses in excess of investments in unconsolidated investments	(273,006)	(290,492)

Total Investments in Unconsolidated Entities	$205,209	$141,017

Summarized financial information for the equity method investments is as follows:

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
	April 30, 2011	January 31, 2011	April 30, 2011	January 31, 2011

	(in thousands)

Balance Sheet:
Real Estate
Completed rental properties	$6,264,715	$5,514,041	$2,340,803	$1,923,813
Projects under construction and development	130,436	174,106	40,466	79,603
Land held for development or sale	232,477	272,930	97,894	115,607

Total Real Estate	6,627,628	5,961,077	2,479,163	2,119,023

Less accumulated depreciation	(1,108,223)	(944,968)	(498,359)	(424,331)

Real Estate, net	5,519,405	5,016,109	1,980,804	1,694,692

Cash and equivalents	113,388	109,246	51,675	48,583
Restricted cash - military housing bond funds	373,471	384,584	4,966	5,161
Other restricted cash and escrowed funds	227,909	206,778	78,395	73,729
Other assets	728,130	536,246	239,849	131,486
Operating property assets held for sale (1)	-	67,190	-	-

Total Assets	$6,962,303	$6,320,153	$2,355,689	$1,953,651

Mortgage debt and notes payable, nonrecourse	$5,801,532	$5,301,900	$1,926,443	$1,713,367
Other liabilities	443,507	369,871	166,920	124,908
Liabilities of operating property held for sale (1)	-	61,218	-	-

Total Liabilities	6,245,039	5,732,989	2,093,363	1,838,275

Members’ and partners’ equity	717,264	587,164	262,326	115,376

Total Liabilities and Members’ and Partners’ Equity	$6,962,303	$6,320,153	$2,355,689	$1,953,651

(1)	Represents assets and liabilities of Metropolitan Lofts, an unconsolidated apartment community in Los Angeles, California, which was disposed on February 1, 2011.

Investments in Unconsolidated Entities (continued)

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
Three Months Ended April 30,	2011	2010	2011	2010

	(in thousands)

Operations:
Revenues	$256,189	$233,025	$82,714	$87,539
Equity in earnings (loss) of unconsolidated entities on a pro-rata basis	-	-	(353)	273
Operating expenses	(154,392)	(162,383)	(37,684)	(53,636)
Interest expense	(74,227)	(62,439)	(23,107)	(19,956)
Impairment of real estate (1)	-	(1,457)	-	(743)
Depreciation and amortization	(47,392)	(37,092)	(14,308)	(12,799)
Interest and other income	2,770	2,456	117	750
Noncontrolling interest	-	-	48	(6,444)

Earnings (loss) from continuing operations	(17,052)	(27,890)	7,427	(5,016)

Discontinued operations:
Operating loss from rental properties	(12)	(268)	-	-

Net earnings (loss) (pre-tax)	(17,064)	(28,158)	7,427	(5,016)

Impairment of investment in unconsolidated entities (1)	-	(12,156)	-	(12,156)
Gain on disposition of unconsolidated investments (2)	12,567	48	12,567	48

Net earnings (loss) (pre-tax) from unconsolidated entities	$(4,497)	$(40,266)	$19,994	$(17,124)

(1)	The following tables show the detail of impairment of unconsolidated entities:

		Combined (100%)		Pro-Rata Share
		(GAAP)		(Non-GAAP)
		Three Months Ended April 30,
		2011	2010	2011	2010

		(in thousands)

Impairment of real estate:

Old Stone Crossing at Caldwell Creek (Mixed-Use Land Development)	Charlotte, North Carolina	$-	$1,457	$-	$743

		$-	$1,457	$-	$743

Impairment of investment in unconsolidated entities:
Office Buildings:
818 Mission Street	San Francisco, California	-	4,018	-	4,018
Bulletin Building	San Francisco, California	-	3,543	-	3,543
Metreon (Specialty Retail Center)	San Francisco, California	-	4,595	-	4,595

Total impairment of investment in unconsolidated entities		$-	$12,156	$-	$12,156

Total impairment of unconsolidated entities		$-	$13,613	$-	$12,899

(2)
Upon disposition, investments accounted for on the equity method are not classified as discontinued operations; therefore, gains or losses on the disposition of these properties are reported in continuing operations. The following table shows the detail of gains on disposition of unconsolidated entities:

		Combined (100%)		Pro-Rata Share
		(GAAP)		(Non-GAAP)
		Three Months Ended April 30,
		2011	2010	2011	2010

		(in thousands)

Gain on disposition of equity method investments:
Apartment Communities:
Metropolitan Lofts	Los Angeles, California	$9,964	$-	$9,964	$-
Twin Lake Towers	Denver, Colorado	2,603	-	2,603	-
El Centro Mall (Specialty Retail Center)	El Centro, California	-	48	-	48

Gain on disposition of unconsolidated investments		$12,567	$48	$12,567	$48

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended April 30, 2011 (in thousands)

	Commercial Group 2011					Residential Group 2011
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$255,287	$15,541	$44,504	$1,293	$285,543	$53,504	$1,048	$35,783	$-	$88,239
Exclude straight-line rent adjustment	(3,661)	-	-	-	(3,661)	226	-	-	-	226

Adjusted revenues	251,626	15,541	44,504	1,293	281,882	53,730	1,048	35,783	-	88,465
Add interest and other income	6,741	(511)	29	-	7,281	5,876	142	148	-	5,882
Add equity in earnings (loss) of unconsolidated entities, including impairment	2,922	(1)	(2,923)	-	-	17,032	49	(16,705)	-	278
Exclude gain (loss) on disposition of unconsolidated entities	-	-	-	-	-	(12,567)	-	12,567	-	-
Exclude depreciation and amortization of unconsolidated entities	8,669	-	(8,669)	-	-	5,556	-	(5,556)	-	-

Adjusted total income	269,958	15,029	32,941	1,293	289,163	69,627	1,239	26,237	-	94,625
Operating expenses	105,659	7,824	19,089	1,247	118,171	36,177	539	17,131	-	52,769
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	195	-	-	-	195	123	-	-	-	123
Exclude straight-line rent adjustment	(1,274)	-	-	-	(1,274)	63	-	-	-	63
Exclude preference payment	(585)	-	-	-	(585)	-	-	-	-	-

Adjusted operating expenses	103,995	7,824	19,089	1,247	116,507	36,363	539	17,131	-	52,955
Net operating income	165,963	7,205	13,852	46	172,656	33,264	700	9,106	-	41,670
Interest expense	47,037	3,850	13,852	46	57,085	6,214	501	9,106	-	14,819
(Gain) loss on early extinguishment of debt	296	4	-	-	292	-	-	-	-	-
Noncontrolling interest in earnings before depreciation and amortization	3,351	3,351	-	-	-	199	199	-	-	-
Add: Pre-Tax EBDT from discontinued operations	-	-	-	-	-	-	-	-	-	-

Pre-Tax EBDT	115,279	-	-	-	115,279	26,851	-	-	-	26,851
Income tax expense (benefit)	-	-	-	-	-	-	-	-	-	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$115,279	$-	$-	$-	$115,279	$26,851	$-	$-	$-	$26,851

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$115,279	$-	$-	$-	$115,279	$26,851	$-	$-	$-	$26,851
Depreciation and amortization - Real Estate Groups	(50,430)	-	-	-	(50,430)	(18,313)	-	-	-	(18,313)
Amortization of mortgage procurement costs - Real Estate Groups	(2,731)	-	-	-	(2,731)	(840)	-	-	-	(840)
Straight-line rent adjustment	2,387	-	-	-	2,387	(163)	-	-	-	(163)
Preference payment	(585)	-	-	-	(585)	-	-	-	-	-
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	9,561	-	-	10,038	19,599	-	-	12,567	-	12,567
Gain (loss) on disposition of unconsolidated entities	-	-	-	-	-	12,567	-	(12,567)	-	-
Impairment of consolidated and unconsolidated real estate	(3,435)	-	-	-	(3,435)	-	-	-	-	-
Discontinued operations:
Gain on disposition of rental properties	10,038	-	-	(10,038)	-	-	-	-	-	-

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$80,084	$-	$-	$-	$80,084	$20,102	$-	$-	$-	$20,102

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended April 30, 2011 (in thousands) (continued)

	Land Development Group 2011					The Nets 2011
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$8,090	$651	$2,427	$-	$9,866	$-	$-	$-	$-	$-
Exclude straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-

Adjusted revenues	8,090	651	2,427	-	9,866	-	-	-	-	-
Add interest and other income	2,841	229	(60)	-	2,552	-	-	-	-	-
Add equity in earnings (loss) of unconsolidated entities, including impairment	344	-	(671)	-	(327)	(304)	-	-	-	(304)
Exclude gain (loss) on disposition of unconsolidated entities	-	-	-	-	-	-	-	-	-	-
Exclude depreciation and amortization of unconsolidated entities	83	-	(83)	-	-	-	-	-	-	-

Adjusted total income	11,358	880	1,613	-	12,091	(304)	-	-	-	(304)
Operating expenses	9,225	604	1,464	-	10,085	-	-	-	-	-
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	31	-	-	-	31	-	-	-	-	-
Exclude straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Exclude preference payment	-	-	-	-	-	-	-	-	-	-

Adjusted operating expenses	9,256	604	1,464	-	10,116	-	-	-	-	-
Net operating income	2,102	276	149	-	1,975	(304)	-	-	-	(304)
Interest expense	824	104	149	-	869	-	-	-	-	-
(Gain) loss on early extinguishment of debt	-	-	-	-	-	-	-	-	-	-
Noncontrolling interest in earnings before depreciation and amortization	172	172	-	-	-	-	-	-	-	-
Add: Pre-Tax EBDT from discontinued operations	-	-	-	-	-	-	-	-	-	-

Pre-Tax EBDT	1,106	-	-	-	1,106	(304)	-	-	-	(304)
Income tax expense (benefit)	-	-	-	-	-	-	-	-	-	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$1,106	$-	$-	$-	$1,106	$(304)	$-	$-	$-	$(304)

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$1,106	$-	$-	$-	$1,106	$(304)	$-	$-	$-	$(304)
Depreciation and amortization - Real Estate Groups	(86)	-	-	-	(86)	-	-	-	-	-
Amortization of mortgage procurement costs - Real Estate Groups	(61)	-	-	-	(61)	-	-	-	-	-
Straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Preference payment	-	-	-	-	-	-	-	-	-	-
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	-	-	-	-	-	-	-	-	-	-
Gain (loss) on disposition of unconsolidated entities	-	-	-	-	-	-	-	-	-	-
Impairment of consolidated and unconsolidated real estate	(1,400)	-	-	-	(1,400)	-	-	-	-	-
Discontinued operations:
Gain on disposition of rental properties	-	-	-	-	-	-	-	-	-	-

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(441)	$-	$-	$-	$(441)	$(304)	$-	$-	$-	$(304)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended April 30, 2011 (in thousands) (continued)

	Corporate Activities 2011					Total 2011
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$-	$-	$-	$-	$-	$316,881	$17,240	$82,714	$1,293	$383,648
Exclude straight-line rent adjustment	-	-	-	-	-	(3,435)	-	-	-	(3,435)

Adjusted revenues	-	-	-	-	-	313,446	17,240	82,714	1,293	380,213
Add interest and other income	49	-	-	-	49	15,507	(140)	117	-	15,764
Add equity in earnings (loss) of unconsolidated entities, including impairment	-	-	-	-	-	19,994	48	(20,299)	-	(353)
Exclude gain (loss) on disposition of unconsolidated entities	-	-	-	-	-	(12,567)	-	12,567	-	-
Exclude depreciation and amortization of unconsolidated entities	-	-	-	-	-	14,308	-	(14,308)	-	-

Adjusted total income	49	-	-	-	49	350,688	17,148	60,791	1,293	395,624
Operating expenses	14,627	-	-	-	14,627	165,688	8,967	37,684	1,247	195,652
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	353	-	-	-	353	702	-	-	-	702
Exclude straight-line rent adjustment	-	-	-	-	-	(1,211)	-	-	-	(1,211)
Exclude preference payment	-	-	-	-	-	(585)	-	-	-	(585)

Adjusted operating expenses	14,980	-	-	-	14,980	164,594	8,967	37,684	1,247	194,558
Net operating income	(14,931)	-	-	-	(14,931)	186,094	8,181	23,107	46	201,066
Interest expense	13,919	-	-	-	13,919	67,994	4,455	23,107	46	86,692
(Gain) loss on early extinguishment of debt	-	-	-	-	-	296	4	-	-	292
Noncontrolling interest in earnings before depreciation and amortization	-	-	-	-	-	3,722	3,722	-	-	-
Add: Pre-Tax EBDT from discontinued operations	-	-	-	-	-	-	-	-	-	-

Pre-Tax EBDT	(28,850)	-	-	-	(28,850)	114,082	-	-	-	114,082
Income tax expense (benefit)	(13,294)	-	-	-	(13,294)	(13,294)	-	-	-	(13,294)

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(15,556)	$-	$-	$-	$(15,556)	$127,376	$-	$-	$-	$127,376

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(15,556)	$-	$-	$-	$(15,556)	$127,376	$-	$-	$-	$127,376
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(68,829)	-	-	-	(68,829)
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(3,632)	-	-	-	(3,632)
Straight-line rent adjustment	-	-	-	-	-	2,224	-	-	-	2,224
Preference payment	-	-	-	-	-	(585)	-	-	-	(585)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	-	-	-	-	-	9,561	-	12,567	10,038	32,166
Gain (loss) on disposition of unconsolidated entities	-	-	-	-	-	12,567	-	(12,567)	-	-
Impairment of consolidated real estate	-	-	-	-	-	(4,835)	-	-	-	(4,835)
Discontinued operations:
Gain on disposition of rental properties	-	-	-	-	-	10,038	-	-	(10,038)	-
Tax (expense) benefit:
Deferred taxes	(4,813)	-	-	-	(4,813)	(4,813)	-	-	-	(4,813)
Gain (loss) on disposition of rental properties and partial interest in rental properties	(31,505)	-	-	-	(31,505)	(31,505)	-	-	-	(31,505)

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(51,874)	$-	$-	$-	$(51,874)	$47,567	$-	$-	$-	$47,567

Preferred dividends	(3,850)	-	-	-	(3,850)	(3,850)	-	-	-	(3,850)

Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(55,724)	$-	$-	$-	$(55,724)	$43,717	$-	$-	$-	$43,717

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended April 30, 2010 (in thousands) (continued)

	Commercial Group 2010					Residential Group 2010
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$213,210	$11,850	$35,504	$8,762	$245,626	$51,392	$894	$35,534	$1,422	$87,454
Exclude straight-line rent adjustment	(3,662)	-	-	(163)	(3,825)	(452)	-	-	-	(452)

Adjusted revenues	209,548	11,850	35,504	8,599	241,801	50,940	894	35,534	1,422	87,002
Add interest and other income	1,945	625	594	1	1,915	2,569	100	177	2	2,648
Add equity in earnings (loss) of unconsolidated entities, including impairment	(8,701)	-	8,701	-	-	2,038	(221)	(2,175)	-	84
Exclude gain (loss) on disposition of unconsolidated entities	(48)	-	48	-	-	-	-	-	-	-
Exclude impairment of unconsolidated real estate	12,156	-	(12,156)	-	-	-	-	-	-	-
Exclude depreciation and amortization of unconsolidated entities	5,923	-	(5,923)	-	-	5,855	-	(5,855)	-	-

Adjusted total income	220,823	12,475	26,768	8,600	243,716	61,402	773	27,681	1,424	89,734
Operating expenses	102,006	5,320	15,510	4,872	117,068	31,831	539	19,863	775	51,930
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	521	-	-	-	521	561	-	-	-	561
Exclude straight-line rent adjustment	(1,243)	-	-	-	(1,243)	1	-	-	-	1
Exclude preference payment	(585)	-	-	-	(585)	-	-	-	-	-

Adjusted operating expenses	100,699	5,320	15,510	4,872	115,761	32,393	539	19,863	775	52,492
Net operating income	120,124	7,155	11,258	3,728	127,955	29,009	234	7,818	649	37,242
Interest expense	58,090	4,785	11,258	1,743	66,306	4,856	276	7,818	107	12,505
(Gain) on early extinguishment of debt	-	-	-	-	-	-	-	-	-	-
Noncontrolling interest in earnings before depreciation and amortization	2,370	2,370	-	-	-	(42)	(42)	-	-	-
Add: Pre-Tax EBDT from discontinued operations	1,985	-	-	(1,985)	-	542	-	-	(542)	-

Pre-Tax EBDT	61,649	-	-	-	61,649	24,737	-	-	-	24,737
Income tax expense (benefit)	568	-	-	-	568	(2,876)	-	-	-	(2,876)

Earnings before depreciation, amortization and deferred taxes (EBDT)	$61,081	$-	$-	$-	$61,081	$27,613	$-	$-	$-	$27,613

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$61,081	$-	$-	$-	$61,081	$27,613	$-	$-	$-	$27,613
Depreciation and amortization - Real Estate Groups	(50,684)	-	-	(1,486)	(52,170)	(17,323)	-	-	(382)	(17,705)
Amortization of mortgage procurement costs - Real Estate Groups	(2,385)	-	-	(47)	(2,432)	(542)	-	-	(8)	(550)
Deferred taxes - Real Estate Groups	(2,691)	-	-	(57)	(2,748)	(6,639)	-	-	(109)	(6,748)
Straight-line rent adjustment	2,419	-	-	163	2,582	453	-	-	-	453
Preference payment	(585)	-	-	-	(585)	-	-	-	-	-
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of tax	(17,432)	-	29	-	(17,403)	17,610	-	-	-	17,610
Gain (loss) on disposition of unconsolidated entities, net of tax	29	-	(29)	-	-	-	-	-	-	-
Impairment of consolidated and unconsolidated real estate, net of tax	-	-	(7,441)	-	(7,441)	-	-	-	-	-
Impairment of unconsolidated real estate, net of tax	(7,441)	-	7,441	-	-	-	-	-	-	-
Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	(1,486)	-	-	1,486	-	(382)	-	-	382	-
Amortization of mortgage procurement costs - Real Estate Groups	(47)	-	-	47	-	(8)	-	-	8	-
Deferred taxes - Real Estate Groups	(57)	-	-	57	-	(109)	-	-	109	-
Straight-line rent adjustment	163	-	-	(163)	-	-	-	-	-	-

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(19,116)	$-	$-	$-	$(19,116)	$20,673	$-	$-	$-	$20,673

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended April 30, 2010 (in thousands) (continued)

	Land Development Group 2010					The Nets 2010
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$6,858	$348	$2,435	$-	$8,945	$-	$-	$-	$-	$-
Exclude straight-line rent adjustment	(3)	-	-	-	(3)	-	-	-	-	-

Adjusted revenues	6,855	348	2,435	-	8,942	-	-	-	-	-
Add interest and other income	2,194	174	8	-	2,028	-	-	14,037	-	14,037
Add equity in earnings (loss) of unconsolidated entities, including impairment	(31)	-	220	-	189	(10,430)	(6,223)	4,207	-	-
Exclude gain (loss) on disposition of unconsolidated entities	-	-	-	-	-	-	-	-	-	-
Exclude impairment of unconsolidated real estate	743	-	(743)	-	-	-	-	-	-	-
Exclude depreciation and amortization of unconsolidated entities	74	-	(74)	-	-	-	-	-	-	-

Adjusted total income	9,835	522	1,846	-	11,159	(10,430)	(6,223)	18,244	-	14,037
Operating expenses	10,448	504	2,112	-	12,056	-	-	16,151	-	16,151
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	40	-	-	-	40	-	-	947	-	947
Exclude straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Exclude preference payment	-	-	-	-	-	-	-	-	-	-

Adjusted operating expenses	10,488	504	2,112	-	12,096	-	-	17,098	-	17,098
Net operating income	(653)	18	(266)	-	(937)	(10,430)	(6,223)	1,146	-	(3,061)
Interest expense	1,308	72	(266)	-	970	-	-	1,146	-	1,146
(Gain) on early extinguishment of debt	-	-	-	-	-	-	-	-	-	-
Noncontrolling interest in earnings before depreciation and amortization	(54)	(54)	-	-	-	(6,223)	(6,223)	-	-	-
Add: Pre-Tax EBDT from discontinued operations	-	-	-	-	-	-	-	-	-	-

Pre-Tax EBDT	(1,907)	-	-	-	(1,907)	(4,207)	-	-	-	(4,207)
Income tax expense (benefit)	385	-	-	-	385	(834)	-	-	-	(834)

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(2,292)	$-	$-	$-	$(2,292)	$(3,373)	$-	$-	$-	$(3,373)

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(2,292)	$-	$-	$-	$(2,292)	$(3,373)	$-	$-	$-	$(3,373)
Depreciation and amortization - Real Estate Groups	(79)	-	-	-	(79)	-	-	-	-	-
Amortization of mortgage procurement costs - Real Estate Groups	(80)	-	-	-	(80)	-	-	-	-	-
Deferred taxes - Real Estate Groups	881	-	-	-	881	-	-	-	-	-
Straight-line rent adjustment	3	-	-	-	3	-	-	-	-	-
Preference payment	-	-	-	-	-	-	-	-	-	-
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of tax	-	-	-	-	-	-	-	-	-	-
Gain (loss) on disposition of unconsolidated entities, net of tax	-	-	-	-	-	-	-	-	-	-
Impairment of consolidated and unconsolidated real estate, net of tax	-	-	(455)	-	(455)	-	-	-	-	-
Impairment of unconsolidated real estate, net of tax	(455)	-	455	-	-	-	-	-	-	-
Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(2,022)	$-	$-	$-	$(2,022)	$(3,373)	$-	$-	$-	$(3,373)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended April 30, 2010 (in thousands) (continued)

	Corporate Activities 2010					Total 2010
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$-	$-	$-	$-	$-	$271,460	$13,092	$73,473	$10,184	$342,025
Exclude straight-line rent adjustment	-	-	-	-	-	(4,117)	-	-	(163)	(4,280)

Adjusted revenues	-	-	-	-	-	267,343	13,092	73,473	10,021	337,745
Add interest and other income	106	-	-	-	106	6,814	899	14,816	3	20,734
Add equity in earnings (loss) of unconsolidated entities, including impairment	-	-	-	-	-	(17,124)	(6,444)	10,953	-	273
Exclude gain (loss) on disposition of unconsolidated entities	-	-	-	-	-	(48)	-	48	-	-
Exclude impairment of unconsolidated real estate	-	-	-	-	-	12,899	-	(12,899)	-	-
Exclude depreciation and amortization of unconsolidated entities	-	-	-	-	-	11,852	-	(11,852)	-	-

Adjusted total income	106	-	-	-	106	281,736	7,547	74,539	10,024	358,752
Operating expenses	11,006	-	-	-	11,006	155,291	6,363	53,636	5,647	208,211
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	446	-	-	-	446	1,568	-	947	-	2,515
Exclude straight-line rent adjustment	-	-	-	-	-	(1,242)	-	-	-	(1,242)
Exclude preference payment	-	-	-	-	-	(585)	-	-	-	(585)

Adjusted operating expenses	11,452	-	-	-	11,452	155,032	6,363	54,583	5,647	208,899
Net operating income	(11,346)	-	-	-	(11,346)	126,704	1,184	19,956	4,377	149,853
Interest expense	16,864	-	-	-	16,864	81,118	5,133	19,956	1,850	97,791
(Gain) on early extinguishment of debt	(6,297)	-	-	-	(6,297)	(6,297)	-	-	-	(6,297)
Noncontrolling interest in earnings before depreciation and amortization	-	-	-	-	-	(3,949)	(3,949)	-	-	-
Add: Pre-Tax EBDT from discontinued operations	-	-	-	-	-	2,527	-	-	(2,527)	-

Pre-Tax EBDT	(21,913)	-	-	-	(21,913)	58,359	-	-	-	58,359
Income tax expense (benefit)	(9,351)	-	-	-	(9,351)	(12,108)	-	-	-	(12,108)

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(12,562)	$-	$-	$-	$(12,562)	$70,467	$-	$-	$-	$70,467

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(12,562)	$-	$-	$-	$(12,562)	$70,467	$-	$-	$-	$70,467
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(68,086)	-	-	(1,868)	(69,954)
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(3,007)	-	-	(55)	(3,062)
Deferred taxes - Real Estate Groups	838	-	-	-	838	(7,611)	-	-	(166)	(7,777)
Straight-line rent adjustment	-	-	-	-	-	2,875	-	-	163	3,038
Preference payment	-	-	-	-	-	(585)	-	-	-	(585)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of tax	-	-	-	-	-	178	-	29	-	207
Gain (loss) on disposition of unconsolidated entities, net of tax	-	-	-	-	-	29	-	(29)	-	-
Impairment of consolidated and unconsolidated real estate, net of tax	-	-	-	-	-	-	-	(7,896)	-	(7,896)
Impairment of unconsolidated real estate, net of tax	-	-	-	-	-	(7,896)	-	7,896	-	-
Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(1,868)	-	-	1,868	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(55)	-	-	55	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	(166)	-	-	166	-
Straight-line rent adjustment	-	-	-	-	-	163	-	-	(163)	-

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(11,724)	$-	$-	$-	$(11,724)	$(15,562)	$-	$-	$-	$(15,562)